Exhibit 4.4

INDENTURE

Dated as of December     , 2014

Among

FIAT CHRYSLER AUTOMOBILES N.V.

and

THE BANK OF NEW YORK MELLON

as Trustee

% MANDATORY CONVERTIBLE SECURITIES DUE 2016

-i-

-ii-

-iii-

Section 13.06.	Rules by Trustee and Agents	69

Section 13.07.	No Personal Liability of Directors, Officers, Employees and Stockholders	70

Section 13.08.	Governing Law	70

Section 13.09.	Waiver of Jury Trial	70

Section 13.10.	Successors	70

Section 13.11.	Separability Clause	70

Section 13.12.	Counterpart Originals	70

Section 13.13.	Table of Contents, Headings, etc.	70

Section 13.14.	Qualification of Indenture	70

Section 13.15.	Currency of Account; Conversion of Currency; Foreign Exchange Restrictions	71

Section 13.16.	Agent for Service; Submission to Jurisdiction; Waiver of Immunity	73

Section 13.17.	Taxes	73

EXHIBIT A		1

EXHIBIT B FORM OF OPTIONAL EARLY CONVERSION NOTICE		1

-iv-

INDENTURE, dated as of December     , 2014 among Fiat Chrysler Automobiles N.V., a Dutch public company with limited liability (naamloze vennootschap) incorporated under Dutch law (the “Issuer”), and The Bank of New York Mellon, as Trustee, Registrar, Paying Agent, and Conversion Agent.

W I T N E S S E T H:

WHEREAS, the Issuer has duly authorized the creation of an issue of $         aggregate notional amount of     % Mandatory Convertible Securities due 2016 (the “Initial Securities”), which are mandatorily convertible into common shares, nominal value €0.01 per share (the “Common Shares”) of the Issuer at the Mandatory Conversion Date (as defined herein);

WHEREAS, the Issuer has duly authorized the execution and delivery of this Indenture.

WHEREAS, all things necessary to make this Indenture a valid agreement of the Issuer, in accordance with its terms, have been done.

NOW, THEREFORE, the Issuer and the Trustee agree as follows for the benefit of each other and for the equal and proportionate benefit of the Holders of the Securities.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.

“Accelerated Mandatory Conversion Date” means the sixth Scheduled Trading Day following the date on which the notice in connection with the Accelerated Mandatory Conversion Event is sent to holders pursuant to this Indenture, except that if the Accelerated Mandatory Conversion Date would fall within the period from the date that is 30 calendar days prior to a Spin-Off Effective Date to the 10th Trading Day following a Spin-Off Effective Date (both dates inclusive), the Accelerated Mandatory Conversion Date shall be the next succeeding Scheduled Trading Day following the end of such period.

“Accelerated Mandatory Conversion Event” means

(1)	the Issuer fails to pay an amount or deliver any Common Shares under the Securities within 30 days from the relevant due date (other than in connection with the Issuer’s exercise of its right to defer coupon payments) after receipt of written notice of such failure given by the Trustee or the Holders of not less than 30% in notional amount of the Securities; or

(2)	the Issuer fails for 60 days after receipt of written notice of such failure given by the Trustee or the Holders of not less than 30% in notional amount of the Securities to comply with any of its obligations, covenants or agreements (other than as referred to in clause (1) above) contained in this Indenture or the Securities.

“Additional Securities” means additional Securities (other than the Initial Securities) issued from time to time under this Indenture in accordance with Section 2.01 hereof.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agent” means any Registrar or Paying Agent, Conversion Agent, Custodian, Calculation Agent and any and all other agents hereunder.

“Applicable Market Value” with respect to the Common Shares means the average of the Daily VWAPs of the Common Shares over the 20 consecutive Trading Day period ending on, and including, the 3rd Scheduled Trading Day immediately preceding the Mandatory Conversion Date.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Security, the rules and procedures of the Depositary that apply to such transfer or exchange.

“Authorized Person” means any person who is designated in writing by the Issuer from time to time to give Instructions to the Trustee or any Agent under the terms of this Indenture.

“Business Day” means each day which is not a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with IFRS; provided, however, that any obligations of the Issuer and any consolidated Subsidiary that are not characterized as, or would not be of the type to be characterized as, Capitalized Lease Obligations under IFRS as of the Initial Issue Date shall not be treated as Capitalized Lease Obligations for any purpose under this Indenture and shall be treated as operating leases for all purposes.

“Change in Tax Law” means any change in, or amendment to, the laws or regulations of any Taxing Jurisdiction or any change in the official interpretation of such laws or regulations, which change or amendment becomes effective on or after the Initial Issue Date, other than a change in tax rate.

“close of business” means the close of business in the City of New York.

“Common Share Price” means:

(a)	with respect to a Fundamental Change, as applicable, (i) in the case of a Fundamental Change described in clause (4) of the definition of Fundamental Change in which the holders of Common Shares receive only cash in such Fundamental Change, the cash amount paid per Common Share; and (ii) in all other cases, the average of the Daily VWAPs of the Common Shares on each of the five consecutive Trading Days ending on, and including, the Trading Day immediately preceding the Fundamental Change Effective Date, as applicable; and

(b)	with respect to an Accelerated Mandatory Conversion Event, the average of the Daily VWAPs of the Common Shares over the 10 consecutive Trading Day period ending on the 3rd Scheduled Trading Day immediately preceding the date on which notice of an Accelerated Mandatory Conversion Event is given.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 13.02 hereof or such other address, outside of the United Kingdom, as to which the Trustee may give notice to the Holders and the Issuer.

“Coupon Payment Date” means                      of each year to the Mandatory Conversion Date.

“current market price” of a Common Share on any date means the average of the Daily VWAPs of the Common Shares for each of the five consecutive Trading Days ending on and including the Trading Day immediately preceding such date.

“Custodian” means the Trustee, as custodian with respect to the Global Security, or any successor entity thereto.

“Daily VWAP,” in respect of any Trading Day, means the per share volume-weighted average price of the Common Shares as displayed on Bloomberg page “FCAU US <equity> HP” (or any successor page, and in each case setting Weighted Average Line, or any other successor setting and using values not adjusted for any event occurring after such Trading Day and for the avoidance of doubt, all values will be determined with all adjustment settings on the DPDF Page, or any successor or similar setting, switched off), or if such volume-weighted average price is unavailable, the market value of one Common Share (or other security) on such Trading Day as an internationally recognized investment bank retained for this purpose by the Issuer determines in good faith using a volume-weighted average method, which determination shall be conclusive. To the extent that the Daily VWAP for the Common Shares are reported in a currency other than U.S. Dollars, the Daily VWAP for the Common Shares for each Trading Day will be translated into U.S. Dollars at the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank in New York.

“Decree” means Italian legislative decree No. 58 of 24 February 1997, as amended.

“Deferred Coupon Payments” means accrued and unpaid coupon payments that have been deferred in accordance with Section 2.12, and additional coupons on such deferred accrued and unpaid coupon payments, to the extent permitted by applicable law, at a rate equal to the coupon rate calculated on the basis of a 360-day year of twelve 30-day month to the date of payment, all as calculated by the Calculation Agent.

“Definitive Security” means a certificated Security registered in the name of the Holder thereof and issued in accordance with Section 2.06(c) hereof, substantially in the form of Exhibit A hereto, except that such Security shall not bear the Global Security Legend and shall not have the “Schedule of Exchanges of Interests in the Global Security” attached thereto.

“Depositary” means, with respect to the Securities issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Securities, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Early Conversion Rate” means the applicable conversion rate (as determined by the Calculation Agent based on the table set forth below), based on the Fundamental Change Effective Date or the Accelerated Mandatory Conversion Date, as the case may be, and the Common Share Price:

Common Share Price
Fundamental Change Effective Date	$2.50	$5.00	$7.50	$10.50	$11.75	$12.60	$15.00	$20.00	$25.00	$30.00	$40.00	$50.00
, 2014
, 2015
, 2016

The Common Share Prices set forth in the column headers will be adjusted by the Calculation Agent as of any date on which the Fixed Conversion Rates of the Securities are adjusted. The adjusted Common Share Prices will equal the Common Share Prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Maximum Conversion Rate immediately prior to the adjustment giving rise to the Common Shares price adjustment and the denominator of which is the Maximum Conversion Rate as so adjusted. Each of the conversion rates in the table will be subject to adjustment in the same manner and at the same time as each Fixed Conversion Rate as set forth in Article 11.

In addition, upon the Spin-Off Effective Date, the Common Share Prices set forth in the column headers will be adjusted by the Calculation Agent by multiplying by a fraction, the numerator of which is equal to the average of the Daily VWAPs of the Common Shares over the Spin-Off Valuation Period and the denominator of which is equal to (i) the average of the Daily VWAPs of the Common Shares over the Spin-Off Valuation Period, plus (ii) the average of the Daily VWAPs of the SpinCo Shares over the Spin-Off Valuation Period, multiplied by the Spin-Off Ratio.

Any Common Share Prices so adjusted will be rounded to the nearest $0.0001 (or, if there is not a nearest $0.0001, to the next higher $0.0001).

The exact Common Share Price and effective date of the early conversion may not be set forth on the table, in which case:

(a)	if the Common Share Price is between two Common Share Prices on the table or the effective date is between two effective dates on the table, the Early Conversion Rate will be determined by the Calculation Agent by straight-line interpolation between the Early Conversion Rates set forth for the higher and lower Common Share Prices and the earlier and later effective dates, as applicable, based on a 365-day year;

(b)	if the Common Share Price is in excess of $ per share (subject to adjustment in the same manner and at the same time as the Common Share Prices in the table above), then the Early Conversion Rate will be the Minimum Conversion Rate, subject to adjustment as set forth in Article 11 hereof; and

(c)	if the Common Share Price is less than $ per share (subject to adjustment in the same manner and at the same time as the Common Share Prices in the table above), then the Early Conversion Rate will be the Maximum Conversion Rate, subject to adjustment as set forth in Article 11 hereof.

“Enforcement Event” means the issuance of a judgment for the bankruptcy, dissolution or liquidation of the Issuer or the winding up, dissolution or liquidation of the Issuer for any other reason, in each case, other than for the purposes of or pursuant to a merger, amalgamation, reorganization, division or restructuring while solvent, where the (or a) continuing entity assumes substantially all of the assets and obligations of the Issuer (including, for the avoidance of doubt, the Securities).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“ex-dividend date” means the first date on which the Common Shares trade on the applicable exchange or in the applicable market regular way without the right to receive the issuance, dividend or distribution in question from the Issuer on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market or, if no such date is established by such exchange or market, the record date established for the payment of the dividend or distribution or, if no record date is established, the date on which the holders are determined to be eligible to receive the dividend or distribution.

“Fixed Conversion Rates” means the Maximum Conversion Rate and the Minimum Conversion Rate, collectively.

“Fundamental Change” means the occurrence of the following events:

(1)

the Common Shares are not listed for trading on any of the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors), the Hong Kong Stock Exchange, or any EEA regulated market (within the meaning of Directive 2004/39/EC of the European Parliament and of the Council on markets in financial instruments) operating in France, Germany Italy, the Netherlands or the United Kingdom;

(2)	a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than a Related Person, files a Schedule TO or any schedule, form or report under the Exchange Act and/or under the Decree, disclosing that such person or group has become the direct or indirect “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) or the owner for purposes of the Decree of Common Shares representing more than 50% of the voting power of the Common Shares;

(3)	Related Persons have become the direct or indirect “beneficial owners” (as defined in Rule 13d-3 under the Exchange Act) or the owner for purposes of the Decree of more than 60% of the Common Shares;

(4)	consummation of any consolidation or merger of Issuer or similar transaction with, or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the property and assets of Issuer to, any person other than one of Issuer’s subsidiaries, in each case pursuant to which the Common Shares will be converted into cash, securities or other property; or

(5)	the Issuer’s shareholders approve any plan for Issuer’s liquidation, dissolution or termination, provided, however, that a Fundamental Change will not be deemed to have occurred if at least 90% of the consideration received by holders of the Common Shares, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal, cash exit, withdrawal or similar rights, in connection with such transaction or transactions consists of Common Shares, ordinary shares or other common equity interests (or depositary receipts in respect thereof) that are traded on an established United States or European securities exchange or that will be so traded when issued or exchanged in connection with such transaction or transactions. For the avoidance of doubt, a Fundamental Change will also not be deemed to have occurred as a result of the Spin-Off.

“Fundamental Change Effective Date” means the effective date of a Fundamental Change.

“Global Security Legend” means the legend set forth in Section 2.06(e)(i) hereof, which is required to be placed on all Global Securities issued under this Indenture.

“Global Securities” means, individually and collectively, each of the Global Securities, substantially in the form of Exhibit A hereto, issued in accordance with Section 2.01 or 2.06(b) hereof.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any indebtedness or other obligations.

“Holder” means the Person in whose name a Security is registered in the Security Register.

“IFRS” means International Financial Reporting Standards as adopted by the International Accounting Standards Board as in effect on the Initial Issue Date.

“Indenture” means this Indenture, as amended or supplemented from time to time by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Security through a Participant.

“Initial Issue Date” means December     , 2014.

“Initial Price” means $        , being the offer price of the Common Shares in the concurrent public offering of Common Shares, subject to adjustment as set forth in Articles 12 and 13 hereof.

“Instructions” means any written notices, written directions or written instructions received by the Trustee or any Agent in accordance with the provisions of this Indenture from an Authorized Person or from a person reasonably believed by the Trustee or such Agent, as applicable, to be an Authorized Person.

“Issuer” has the meaning set forth in the preamble hereto.

“Issuer Order” means a written request or order signed on behalf of the Issuer by any two Officers of the Issuer and delivered to the Trustee.

“Mandatory Conversion Date” means             , 2016, provided, however, that if a Market Disruption Event occurs during the twenty consecutive Scheduled Trading Day period (such period subject to extension by a number of Scheduled Trading Days during such period, as extended, on which a Market Disruption Event occurs) ending on, and including, the 3rd Scheduled Trading Day immediately preceding             , 2016 the Mandatory Conversion Date shall be postponed by the number of Scheduled Trading Days during such period on which a Market Disruption Event occurred but by no more than 20 such Trading Days.

“Market Disruption Event” means (i) a failure by the primary securities exchange or other market on which the Common Shares are listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 P.M., New York City time (or, if the Common Shares are not listed on The New York Stock Exchange but are listed on the Mercato Telematico Azionario or another European securities exchange, 1:00 P.M. Central European time), on any Trading Day for the Common Shares for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant securities exchange or otherwise) in the Common Shares or in any options, contracts or futures contracts relating to the Common Shares.

“Maximum Conversion Rate” means                     , subject to adjustment as provided in Article 11 hereof.

“Measurement Date” means, in respect of a Spin-Off, the date that is 30 calendar days prior to the Spin-Off Effective Date as declared by the Issuer.

“Minimum Conversion Rate” means, subject to adjustment as provided in Article 11 hereof.

“NYSE” means the New York Stock Exchange.

“Officer” means the chairman of the board, the chief executive officer, the president, any executive vice president, senior vice president or vice president, the treasurer or any assistant treasurer, the secretary or any assistant secretary of the Issuer.

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Officer of the Issuer that meets the requirements set forth in this Indenture.

“open of business” means the open of business in the City of New York.

“Opinion of Counsel” means a written opinion from legal counsel, which may be an employee of or counsel to the Issuer.

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary (and, with respect to DTC, shall include Euroclear and Clearstream).

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Prospectus” means the prospectus, dated             , 2014, relating to the Securities.

“Record Date” for the coupon payments or Deferred Coupon Payments, if any, payable on any applicable Coupon Payment Date means                      (whether or not a Business Day) next preceding such Coupon Payment Date.

“Related Persons” means Exor S.p.A. and Giovanni Agnelli e C. S.a.p.az and their respective subsidiaries.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, senior associate, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the primary United States or European securities exchange or other market on which the Common Shares are listed or admitted for trading. If the Common Shares are not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities” means the Initial Securities. For all purposes of this Indenture, the term “Securities” shall also include any Additional Securities that may be issued in accordance with the terms of this Indenture.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Senior Obligations” means:

(a)	all obligations for money borrowed;

(b)	obligations evidenced by debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or business;

(c)	reimbursement obligations with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of the Issuer;

(d)	obligations issued or assumed as the deferred purchase price of property or services (other than trade payables or accrued liabilities in the ordinary course of business);

(e)	capital lease obligations; obligations for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, options, swaps and similar arrangements;

(f)	all obligations of the types previously described of other persons for the payment of which the Issuer is responsible or liable as obligor, guarantor or otherwise; and

(g)	any renewals, extensions, refundings, amendments or modifications of any of the obligations described above.

However, “Senior Obligations” does not include:

(a)	any obligation which is by its terms pari passu with or subordinated to the Securities;

(b)	shares of the Issuer’s share capital or warrants, options or rights to acquire shares of the Issuer’s share capital (but excluding any debt security that is convertible into, or exchangeable for, shares of Issuer’s share capital, which may constitute Senior Obligations);

(c)	any obligations owed to the Issuer’s Subsidiaries;

(d)	any liability for federal, state, local or other taxes owed or owing by such person; or

(e)	any accounts payable or other liability to trade creditors arising in the ordinary course of business.

“SpinCo” means any Subsidiary or business unit of the Issuer’s whose Capital Stock, or similar equity interests are distributed pursuant to a Spin-Off.

“SpinCo Shares” means Capital Stock of, or similar equity interests in, or relating to, a SpinCo distributed pursuant to a Spin-Off.

“Spin-Off” means a distribution (whether through a dividend in kind, spin-off or other transaction) in respect of all or substantially all holders of the Common Shares consisting of Capital Stock of, or similar equity interest in, or relating to, a Subsidiary or other business unit of the Issuer’s if, upon issuance, such Capital Stock or similar equity instruments will be listed on a U.S. national securities exchange.

“Spin-Off Effective Date” means in respect of a Spin-Off, the date on which trading of SpinCo Shares commences on a U.S. national securities exchange.

“Spin-Off Ratio” means the ratio of SpinCo Shares to Common Shares to be issued or delivered to holders of Common Shares in connection with a Spin-Off, expressed as a fraction.

“Spin-Off Valuation Period” means, in respect of a Spin-Off, the 10 consecutive Trading Day period commencing on, and including the Spin-Off Effective Date.

“Stated Amount” means, in respect of each Security, $100, which is initially equal to the notional amount of each Security, and is subject to adjustment as described under Article 11 hereof.

“Subsidiary” means, with respect to any Person:

(1)	any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiary of such Person; and

(2)	any partnership, joint venture, limited liability company or similar entity of which

(a)	more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(b)	such Person is a controlling general partner or otherwise controls such entity.

“Taxing Jurisdiction” means any jurisdiction where the Issuer is incorporated or tax resident, as the case may be, or a jurisdiction in which a successor to the Issuer is incorporated or tax resident.

“Threshold Appreciation Price” means $        , subject to adjustment as set forth in Articles 12 and 13 hereof.

“Trading Day” means a day on which (i) there is no Market Disruption Event and (ii) trading in Common Shares generally occurs on the NYSE or, if the Common Shares are not then listed on NYSE, on the Mercato Telematico Azionario or, if the Common Shares are not then listed on a securities exchange, on the primary other market on which the Common Shares are then listed or admitted for trading. If the Common Shares (or other security for which a Daily VWAP must be determined) are not so listed or admitted for trading, “Trading Day” means a Business Day.

“Treasury Yield” means the weekly average yield at the time of computation for United States Treasury securities at constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the relevant conversion date (or, if such Statistical Release is no longer published, any publicly available source for similar market data)) most nearly equal to the then-remaining term to the Mandatory Conversion Date; provided, however, that if the then-remaining term to the Mandatory Conversion Date is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Yield will be obtained by linear interpolation between the next longest and next shortest constant maturities.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-777bbbb).

“Trustee” means The Bank of New York Mellon, as trustee, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors (or comparable governing body) of such Person, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

Section 1.02. Other Definitions.

Term	Defined in Section

“Additional Amounts”	8.01

“Anticipated Effective Date”	3.04

“Base Currency”	13.17

“Calculation Agent”	2.03

Term	Defined in Section

“Common Shares”	Recitals

“Conversion Agent”	2.03

“Deferral Period”	2.12

“DTC”	2.03

“exchange property”	11.04

“expiration date”	11.01

“FFNA”	13.17

“Fundamental Change Conversion”	3.04

“Fundamental Change Conversion Notice”	3.04

“Fundamental Change Conversion Period”	3.04

“Initial Securities”	Recitals

“Judgment Currency”	13.17

“Mandatory Early Conversion”	3.02

“Mandatory Early Conversion Date”	3.02

“Mandatory Early Conversion Notice”	3.02

“Optional Conversion Date”	3.06

“Optional Early Conversion”	3.03

“Paying Agent”	2.03

“Registrar”	2.03

“reorganization event”	11.04

“Security Register”	2.03

“spin-off”	11.01

“Successor Company”	5.01

“Underlying Common Shares”	12.02

“unit of exchange property”	11.04

“valuation period”	11.01

Section 1.03. Certain Sections of this Indenture relating to Sections 310 through 318, inclusive, of the Trust Indenture Act of 1939.

Trust Indenture Act Section	Indenture Section
§310	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10

(b)	7.10
(c)	N.A.
§311	7.11
(b)	7.11
(c)	N.A.
§312	2.05
(b)	13.03
(c)	13.03
§313	7.06
(b)(1)	N.A.
(b)(2)	7.06;7.07
(c)	7.06;13.02
(d)	7.06
§314	4.03;13.02; 13.05
(b)	N.A.
(c)(1)	13.04
(c)(2)	13.04
(c)(3)	N.A.
(d)	N.A.
(e)	13.05
(f)	N.A.
§315	7.01
(b)	7.05;13.02
(c)	7.01
(d)	7.01
(e)	N.A.
§316	2.09
(a)(1)(A)	N.A.
(a)(1)(B)	N.A.
(a)(2)	N.A.
(b)	N.A.
(c)	2.12;2.13;9.04
§317	N.A.
(a)(2)	N.A.
(b)	2.04
§318	13.01
(b)	N.A.
(c)	13.01

N.A. means not applicable.

Section 1.04. Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture.

The following Trust Indenture Act terms used in this Indenture have the following meanings:

“indenture securities” means the Securities;

“indenture security holder” means a Holder of a Security;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Securities means the Issuer and any successor obligor upon the Securities.

All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule under the Trust Indenture Act have the meanings so assigned to them.

Section 1.05. Rules of Construction.

Unless the context otherwise requires:

(a)	a term has the meaning assigned to it;

(b)	an accounting term not otherwise defined has the meaning assigned to it in accordance with IFRS;

(c)	“or” is not exclusive;

(d)	words in the singular include the plural, and in the plural include the singular;

(e)	“will” shall be interpreted to express a command;

(f)	provisions apply to successive events and transactions;

(g)	references to sections of, or rules under, the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(h)	unless the context otherwise requires, any reference to an “Article,” “Section” or “clause” refers to an Article, Section or clause, as the case may be, of this Indenture; and

(i)	the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision.

Section 1.06. Acts of Holders.

(a)	Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments, or record or both, are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section 1.06.

(b)	The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signatory acting in a capacity other than an individual capacity, such certificate or affidavit shall also constitute sufficient proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c)	The ownership of Securities shall be proved by the Security Register.

(d)	Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered to be done or omitted by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Security.

(e)	The Issuer may, in the circumstances permitted by the Trust Indenture Act, set any day as a record date for purposes of determining the identity of Holders of outstanding Securities entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or take any other act, or to vote or consent to any action by vote or consent authorized or permitted to be given or taken by Holders. Unless otherwise specified, if not set by the Issuer prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation.

(f)	Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the notional amount of such Security or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such notional amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such notional amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.

(g)	Without limiting the generality of the foregoing, a Holder, including the Depositary, that is a Holder of a Global Security, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and the Depositary as the Holder of a Global Security may provide its proxy or proxies to the beneficial owners of interests in any such Global Security through such depositary’s standing instructions and customary practices.

(h)	The Issuer may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Security held by the Depositary entitled under the procedures of such depositary to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders. If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be valid or effective if made, given or taken more than 90 days after such record date.

Section 1.07. Calculations.

Except as otherwise provided herein, the Calculation Agent shall be responsible for making all calculations called for under the Securities, upon receipt of a written request from the Issuer. These calculations include, but are not limited to, determinations of the Daily VWAPs of the Common Shares, accrued coupon payments on the Securities and the conversion rate of the Securities. The Calculation Agent shall, upon request, make all calculations in good faith and, absent manifest error, its calculations shall be final and binding on Holders of the Securities. The Calculation Agent shall provide a schedule of its calculations in writing to the Issuer, Trustee and the Conversion Agent, and each of the Trustee and the Conversion Agent is entitled to rely conclusively upon the accuracy of such calculations without independent verification. The Trustee will forward the Calculation Agent’s calculations to any Holder of Securities upon the request of that Holder at the sole cost and expense of the Issuer. The Calculation Agent shall only make such calculations upon a request from the Issuer, is acting as an agent of the Issuer, and shall not incur any liability as against Holders of the Securities. This Section 1.06 shall apply to all sections of this Indenture including, without limitation, all calculations under Articles 12 and 13 of this Indenture.

For the avoidance of doubt, the Trustee and the Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Fixed Conversion Rates (or any part thereof) or whether any facts exist which may require any adjustment of the Fixed Conversion Rate (or any part thereof), or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. The Trustee and the Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Shares, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Security; and the Trustee and the Conversion Agent make no representations with respect thereto. Neither the Trustee nor the Conversion Agent shall be responsible for any failure by the Issuer to issue, transfer or deliver any Common Shares or other securities or property or cash upon the surrender of any Security for the purpose of conversion or to comply with any of the Issuer’s duties, responsibilities or covenants contained Articles 12 or 13 of this Indenture.

Delivery of any Officer’s Certificates, calculations or other related information by the Issuer to the Trustee pursuant to Articles 12 and 13 of the Indenture is for informational purposes only and the Trustee’s receipt of such documentation will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

ARTICLE 2

THE SECURITIES

Section 2.01. Form and Dating; Terms.

(a)	General. The Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto, in each case with such appropriate insertions, omissions or substitutions as are required or permitted by this Indenture. The Securities may have letters, numbers, other notations, legends or endorsements required by law, stock exchange rules, the Depositary or usage or as determined by the Officers executing such Securities. Each Security shall be dated the date of its authentication. The Securities shall be in denominations of $100 each.

(b)

Global Securities. Securities issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Security Legend thereon and the “Schedule of Exchanges of Interests in the Global Security” attached thereto). Securities issued in definitive form shall be substantially as set forth in the form of Exhibit A attached hereto (but without the Global Security Legend thereon and without the “Schedule of Exchanges of Interests in the Global Security” attached thereto). Each Global Security shall represent such of the outstanding Securities as shall be specified in the “Schedule of Exchanges of Interests in the Global Security” attached thereto and each shall provide that it shall represent up to the aggregate notional amount of Securities from time to time endorsed thereon and that the aggregate notional amount of outstanding Securities represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the aggregate notional amount of outstanding Securities represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c)	Terms. The aggregate notional amount of Securities that may be authenticated and delivered under this Indenture is unlimited. The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Security conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(i)	The Securities shall not be redeemable or terminable prior to the Mandatory Conversion Date (except that they may be converted at the Issuer’s option as provided in Section 3.02) and shall not be subject to any sinking fund.

(ii)	The Securities shall be mandatorily convertible on the Mandatory Conversion Date as provided in Section 3.01.

(iii)	The Issuer shall not be obligated to pay any Additional Amount on the Securities in respect of taxes, except as otherwise provided in Article 8 of this Indenture.

(iv)	Additional Securities ranking pari passu with the Initial Securities may be created and issued from time to time by the Issuer without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Securities and shall have the same terms as to status, redemption or otherwise as the Initial Securities; provided, that there is a sufficient number of authorized Common Shares available to satisfy the conversion obligations with respect to such Additional Securities. Any Additional Securities shall be issued with the benefit of an indenture supplemental to this Indenture.

Section 2.02. Execution and Authentication.

At least one Officer of the Issuer shall execute the Securities on behalf of the Issuer by manual or facsimile signature. Securities bearing the manual or facsimile signatures of any individual who was at any time the proper Officer of the Issuer shall bind the Issuer, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Securities or did not hold such office at the date of such Securities.

A Security shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form of the certificate of authentication contained in Exhibit A attached hereto by the manual or facsimile signature of the Trustee. The signature shall be conclusive evidence, and the only evidence, that the Security has been duly authenticated and delivered under this Indenture. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer shall deliver such Security to the Trustee for cancellation as provided in Section 2.11, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

Each Security shall be dated the date of its authentication.

On the Initial Issue Date, the Trustee shall, upon receipt of an Issuer Order, Officer’s Certificate and Opinion of Counsel, authenticate and deliver the Initial Securities.

In addition, at any time, from time to time, the Trustee shall upon an receipt of an Issuer Order, Officer’s Certificate and Opinion of Counsel, authenticate and deliver any Additional Securities for an aggregate notional amount specified in such Issuer Order for such Additional Securities issued hereunder.

The Issuer may appoint an authenticating agent to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders.

Section 2.03. Registrar, Conversion Agent, Paying Agent and Calculation Agent.

The Issuer shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Issuer being herein sometimes collectively referred to as the “Security Register”) in which, subject to certain reasonable regulations as it may prescribe, the Issuer shall provide for registration of Securities and of transfers of Securities. The Trustee is hereby appointed “Registrar” for the purpose of registering Securities and transfers of Securities as herein provided. The Issuer shall maintain (i) an office or agency in the Borough of Manhattan, the City of New York, the State of New York, where Securities may be presented for payment (the “Paying Agent”) and (ii) an office or agency where the Securities may be presented for conversion (the “Conversion Agent”), which will initially be the Corporate Trust Office of the Trustee or such other office or agency subsequently designated by the Issuer when Securities may be presented for conversion. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar. The Issuer shall maintain a registrar in the Borough of Manhattan, City of New York, the State of New York. The term “Paying Agent” includes the Paying Agent and any additional paying agents. The term “Conversion Agent” includes the Conversion Agent and any additional conversion agents. The Issuer initially appoints the Trustee as (i) Registrar, Conversion Agent and Paying Agent in connection with the Securities and (ii) the Custodian with respect to the Global Securities. The Issuer shall maintain a financial advisor with appropriate expertise as a calculation agent (the “Calculation Agent”). The Issuer initially appoints Conv-Ex Advisors Limited as the Calculation Agent. The Issuer may change the Paying Agent, the Conversion Agent, Registrar or Calculation Agent without prior notice to any Holder. The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.

The Issuer initially appoints The Depository Trust Company (“DTC”) to act as the Depositary with respect to the Global Securities.

Section 2.04. Paying Agent to Hold Money in Trust.

If the Issuer or any of its Subsidiaries shall at any time act as its own Paying Agent, it will, on or before each due date of the coupon payments on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the coupon payments so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Issuer shall have one or more Paying Agents, it will, prior to each due date of the coupon payments on any Securities, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee of its action or failure so to act.

The Issuer will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 2.04, that such Paying Agent will (i) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (ii) during the continuance of any failure by the Issuer (or any other obligor upon the Securities) in the making of any payment in respect of the Securities, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent as such.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the coupon payments on any Security and remaining unclaimed for two years after such coupon payment has become due and payable shall be paid to the Issuer on Issuer Order, or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee shall serve as Paying Agent.

Section 2.05. Holder Lists.

The Issuer will furnish or cause to be furnished to the Trustee (a) annually, not more than 15 days after the Record Date, a list in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Record Date, and (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; excluding from any such list names and addresses received by the Trustee in its capacity as Security Register. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders received by the Trustee pursuant to the foregoing sentence and the names and addresses of Holders received by the Trustee in its capacity as Registrar. The Trustee shall otherwise comply with Trust Indenture Act Section 312(a). If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least two Business Days before each Coupon Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Securities and the Issuer shall otherwise comply with Trust Indenture Act Section 312(a).

Section 2.06. Transfer and Exchange.

(a)

Transfer and Exchange of Global Securities. Except as otherwise set forth in this Section 2.06, a Global Security may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor thereto or a nominee of such successor. A beneficial interest in a Global Security shall be exchangeable for a Definitive Security if (x) the Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary for such Global Security or (y) the Depositary has ceased to be a clearing agency registered under the Exchange Act, and, in either case, a successor Depositary is not appointed by the Issuer within 90 days, or (z) there shall have occurred and be continuing an Enforcement Event with respect to such Global Security. Upon the occurrence of any of the preceding events in (x) or (y) above, Definitive Securities delivered in exchange for any Global Security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures). Global Securities also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Security authenticated and delivered in exchange for, or in lieu of, a Global Security or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Security, except for Definitive Securities issued subsequent to any of the preceding events in (x) or (y) above and pursuant to Section 2.06(c) hereof. A Global Security may not be exchanged for another Security other than as provided in this Section 2.06(a); provided, however, beneficial interests in a Global Security may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof. In the circumstances described in clause (x), (y) or (z) above, the Issuer will cause sufficient individual Definitive Securities to be executed and delivered to the Registrar for completion, authentication and dispatch to the relevant Holders of Securities. Payments with respect to Definitive Securities may be made through the Paying Agent. A person having a beneficial interest in Global Securities must provide the registrar with a written order containing instructions and such other information as the Registrar and Issuer may require to complete, execute and deliver such individual Definitive Securities.

(b)	Transfer and Exchange of Beneficial Interests in the Global Securities. The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in Global Securities shall be transferred or exchanged only for beneficial interests in Global Securities pursuant to this clause (b). Transfers of beneficial interests in the Global Securities also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i)	Transfer of Beneficial Interests in a Global Security. Beneficial interests in any Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in a Global Security. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

(ii)

All Other Transfers and Exchanges of Beneficial Interests in Global Securities. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) hereof, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing such Depositary to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the

Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing such Depositary to cause to be issued a Definitive Security in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Security shall be registered to effect the transfer or exchange referred to in (1). Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in this Indenture and the Securities or otherwise applicable under the Securities Act, the Trustee shall adjust the notional amount of the relevant Global Security(ies) pursuant to Section 2.06(f) hereof. For the avoidance of doubt, Definitive Securities will only be made available upon the occurrence of any of the events in subsection (x), (y) or (z) of Section 2.06(a) hereof.

(c)	Transfer or Exchange of Beneficial Interests for Definitive Securities. Beneficial interests in Global Securities shall be exchanged only for Definitive Securities pursuant to this clause (c).

(i)	Beneficial Interests in Global Securities to Definitive Securities. If any holder of a beneficial interest in an Global Security proposes to exchange such beneficial interest for a Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Security, then, upon the occurrence of any of the events in subsection (x) (y) or (z) of Section 2.06(a) hereof and satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate notional amount of the applicable Global Security to be reduced accordingly pursuant to Section 2.06(f) hereof, and the Issuer shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Security in the applicable notional amount. Any Definitive Security issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(i) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from or through the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Securities to the Persons in whose names such Securities are so registered.

(ii)	Definitive Securities to Beneficial Interests in Global Securities. A Holder of a Definitive Security may exchange such Security for a beneficial interest in a Global Security or transfer such Definitive Securities to a Person who takes delivery thereof in the form of a beneficial interest in a Global Security at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Definitive Security and increase or cause to be increased the aggregate notional amount of one of the Global Securities.

(d)	Transfer and Exchange of Definitive Securities for Definitive Securities. Upon request by a Holder of Definitive Securities and such Holder’s compliance with the provisions of this Section 2.06(d), the Registrar shall register the transfer or exchange of Definitive Securities. Definitive Securities shall be exchanged only for Definitive Securities pursuant to this clause (d). Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(d).

(i)	Definitive Securities to Definitive Securities. Every Definitive Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Issuer or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing. Upon receipt of a request to register such a transfer, the Registrar shall register the Definitive Securities pursuant to the instructions from the Holder thereof.

(e)	Legends. The following legends shall appear on the face of all Global Securities issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:

(i)	Global Security Legend. Each Global Security shall bear a legend in substantially the following form:

“THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06(f) OF THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN

DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE ISSUER OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(f)	Cancellation and/or Adjustment of Global Securities. At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or cancelled in whole and not in part, each such Global Security shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Securities or Definitive Securities, the notional amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(g)	General Provisions Relating to Transfers and Exchanges.

(i)	To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Securities and Definitive Securities upon receipt of an Issuer Order in accordance with Section 2.02 hereof.

(ii)	No service charge shall be made to a holder of a beneficial interest in a Global Security or to a Holder of a Definitive Security for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10 and 9.05 hereof).

(iii)	All Global Securities and Definitive Securities issued upon any registration of transfer or exchange of Global Securities or Definitive Securities shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Securities or Definitive Securities surrendered upon such registration of transfer or exchange.

(iv)	The Issuer shall not be required to register the transfer of or to exchange a Security between a Record Date and the next succeeding Coupon Payment Date.

(v)	Prior to due presentment of a Security for the registration of a transfer, the Trustee, any Agent and the Issuer may treat the Person in whose name such Security is registered as the absolute owner of such Security for the purpose of receiving coupon payments (including Deferred Coupon Payments, if any) on such Securities and for all other purposes whatsoever, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

(vi)	Upon surrender for registration of transfer of any Security at the office or agency of the Issuer designated pursuant to Section 4.02 hereof, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations of a like aggregate notional amount.

(vii)	At the option of the Holder, Securities may be exchanged for other Securities of any authorized denominations and of a like aggregate notional amount upon surrender of the Securities to be exchanged at such office or agency. Whenever any Global Securities or Definitive Securities are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the replacement Global Securities and Definitive Securities which the Holder making the exchange is entitled to in accordance with the provisions of Section 2.02 hereof.

(viii)	All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07. Replacement Securities.

If any mutilated Security is surrendered to the Trustee, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like notional amount and bearing a number not contemporaneously outstanding. If there shall be delivered to the Issuer and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Issuer or the Trustee that such Security has been acquired by a bona fide purchaser, the Issuer shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like notional amount and bearing a number not contemporaneously outstanding.

Upon the issuance of any new Security under this Section, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every replacement Security is a contractual obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Securities duly issued hereunder. The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.08. Outstanding Securities.

The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Security does not cease to be outstanding because the Issuer or a Subsidiary of the Issuer holds the Security.

If a Security is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

If the Paying Agent or Conversion Agent (other than the Issuer, a Subsidiary of the Issuer or an Affiliate of any thereof) holds, on a conversion date or the Mandatory Conversion Date, money or the Issuer has provided Common Shares to its shares transfer agent and they have confirmed this to the Trustee, as applicable, sufficient to pay Securities payable on that date, then on and after that date such Securities shall be deemed to be no longer outstanding and shall cease to accrue coupons.

Section 2.09. Treasury Securities.

In determining whether the Holders of the required notional amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Issuer, or by any Subsidiary of the Issuer, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that the Trustee knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Securities and that the pledgee is not the Issuer or any obligor upon the Securities or any Subsidiary of the Issuer or of such other obligor.

Section 2.10. Temporary Securities.

Until certificates representing Securities are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Issuer Order, shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of certificated Securities but may have variations that the Issuer consider appropriate for temporary Securities and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate Definitive Securities in exchange for temporary Securities.

Holders and beneficial holders, as the case may be, of temporary Securities shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Securities under this Indenture.

Section 2.11. Cancellation.

The Issuer at any time may deliver Securities to the Trustee for cancellation. The Registrar, Conversion Agent and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange, conversion or payment. The Trustee or, at the direction of the Trustee, the Registrar, the Conversion Agent or the Paying Agent and no one else shall cancel all Securities surrendered for registration of transfer, exchange, conversion, payment, replacement or cancellation and shall dispose of such cancelled Securities (subject to the record retention requirement of the Exchange Act) in accordance with its customary procedures or the Issuer’s written instructions. Certification of the disposition of all cancelled Securities shall be delivered to the Issuer upon their written request. The Issuer may not issue new Securities to replace Securities that they have paid or that have been delivered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 2.11, except as expressly permitted by this Indenture.

Section 2.12. Coupon Payments, Coupon Payment Deferral Right.

(a)

Each Security shall bear coupons from the date specified on the face of such Security. Coupons on the Securities shall be computed on the basis of a 360-day year comprised of twelve 30-day months. The Person in whose name any Security is registered on the Security Register at the close of business on any Record Date with respect to any Coupon Payment Date shall be entitled to receive the coupons payable on such Coupon Payment Date; provided that coupon payments that are deferred pursuant to Sections 2.12(b), 2.12(c) and 2.12(d) hereof shall be payable as provided therein. The place of payment for coupons shall be the office of the Issuer maintained by the Issuer for such purposes in the Borough of Manhattan,

City of New York, which shall initially be the Corporate Trust Office of the Trustee. Unless payable in Common Shares as provided in Sections 3.01 and 3.03, the Issuer shall pay coupons (i) on any Securities in certificated form by check mailed to the address of the Person entitled thereto as it appears in the Security Register (or upon appropriate written application by such Person to the Trustee or other Paying Agent not later than 15 Business Days prior to the Coupon Payment Date, by wire transfer in immediately available funds to such Person’s account in New York, if such Person is entitled to coupon payments on an aggregate notional amount in excess of $10,000,000) or (ii) on any Global Security by wire transfer of immediately available funds to the account of the Depositary or its nominee. If any Coupon Payment Date falls on a day that is not a Business Day, payment of any amount otherwise payable on that date will be made on the first following day that is a Business Day with the same force and effect as if made on the date it would otherwise have been payable. No Deferred Coupon Payments will accrue solely as a result of such delayed payment.

(b)	The Issuer may at its sole discretion elect to defer any coupon payments to be paid on any of the Coupon Payment Dates, and may extend any period in which any coupon payment has been so deferred (a “Deferral Period”) at any time or from time to time, provided that (i) written notice is given as provided in Section 2.12(c) below, (ii) all Deferral Periods shall end no later than the Mandatory Conversion Date, and (iii) any Deferral Period shall end on a Coupon Payment Date or the Mandatory Conversion Date. During any Deferral Period, coupons shall continue to accrue, and at the end of a Deferral Period the Issuer shall pay all Deferred Coupon Payments then accrued and unpaid, together with coupons on the accrued and unpaid coupon payments, to the extent permitted by applicable law, at a rate equal to the coupon rate stated on the face of the Securities calculated on the basis of a 360-day year of twelve 30-day months to the date of payment. Such payment shall be made to Holders on the Coupon Payment Date on which the Deferral Period ends in the same manner as the payment of non-Deferred Coupon Payments except as set forth in Section 3.01(a) and Section 3.03(b). For the avoidance of doubt, all Deferred Coupon Payments (including coupon payments in respect thereof) shall be paid to holders of the Securities no later than the Mandatory Conversion Date. Upon the termination of any Deferral Period and the payment of all amounts then due, the Issuer may elect to begin a new Deferral Period, subject to the limitations set forth above. Subject to the foregoing limitations, there is no limit on the number of times that the Issuer may begin or extend a deferral period. In no event will Holders of the Securities or the Trustee be entitled to declare a default or accelerate any payments or other obligations under the Securities as a result of such deferral.

(c)

To begin or extend a Deferral Period the Issuer shall give the Trustee and the Holders of Securities written notice of its election to begin or extend a Deferral Period at least 20 calendar days prior to the Coupon Payment Date on which such coupon payments would otherwise be payable or such deferral period would otherwise terminate, and the notice shall indicate the Coupon Payment Date or the Mandatory Conversion Date on which the Deferral Period is expected to end.

Subject to the limitations of Section 2.12(b), prior to the termination of any Deferral Period, the Issuer may elect to extend such Deferral Period to a later Coupon Payment Date or the Mandatory Conversion Date of the Securities.

(d)	During any Deferral Period, subject to the exceptions set forth below, none of the Issuer or any of its Subsidiaries shall declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of the Issuer’s Capital Stock. In addition, during any such Deferral Period, the Issuer shall not make any payment of coupons, notional amount or premium on, or repay, purchase or redeem, any debt securities issued by the Issuer or guarantees issued by the Issuer that rank equally with or junior to the Securities, other than pro rata payments of accrued and unpaid coupon payments on the Securities and any other debt securities issued by the Issuer or guarantees issued by the Issuer that rank equally with the Securities (except and to the extent the terms of any such debt securities or guarantees would prohibit the Issuer or any Subsidiary from making such pro rata payment or making payment at all thereunder).

The restrictions described above shall not apply to:

(i)	any purchase, redemption or other acquisition of shares or Capital Stock of the Issuer in connection with (1) any employment contract, benefit plan, or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors, (2) a publicly announced dividend reinvestment or shareholder purchase plan, or (3) the issuance of Capital Stock, or securities convertible into or exercisable for such Capital Stock, as consideration in an acquisition transaction entered into prior to the applicable Deferral Period;

(ii)	any exchange, redemption or conversion of any class or series of the Issuer’s Capital Stock, or the Capital Stock of a Subsidiary of the Issuer, for any other class or series of the Issuer’s Capital Stock, or of any class or series of the Issuer’s or a Subsidiary’s indebtedness for any class or series of the Issuer’s Capital Stock;

(iii)	any purchase of fractional interests in shares of the Issuer’s Capital Stock pursuant to the conversion or exchange provisions of such Capital Stock or the securities being converted or exchanged;

(iv)	any declaration of a dividend in connection with any shareholder rights plan, or the issuance of rights, shares or other property under any shareholder rights plan, or the redemption or purchase of rights pursuant thereto;

(v)	any dividend in the form of shares, warrants, options or other rights where the dividend or shares issuable upon exercise of such warrants, options or other rights is the same class shares as that on which the dividend is being paid or ranks equally with or junior to such shares;

(vi)	any payments, by way of dividends or otherwise, made by the Issuer’s Subsidiaries to the Issuer or to other Subsidiaries; and

(vii)	the distribution of SpinCo Shares by the Issuer upon a Spin-Off.

Section 2.13. RESERVED.

Section 2.14. CUSIP Numbers.

The Issuer in issuing the Securities may use CUSIP numbers and, if so, the Trustee shall use CUSIP numbers in notices of conversion as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of conversion and that reliance may be placed only on the other identification numbers printed on the Securities, and any such conversion shall not be affected by any defect in or omission of such numbers. The Issuer will as promptly as practicable notify the Trustee in writing of any change in the CUSIP numbers.

Section 2.15. Calculation of Notional Amount of Securities.

The aggregate notional amount of the Securities, at any date of determination, shall be the notional amount of the Securities outstanding at such date of determination. With respect to any matter requiring consent, waiver, approval or other action of the Holders of a specified percentage of the notional amount of all the Securities, such percentage shall be calculated, on the relevant date of determination, by dividing (a) the notional amount, as of such date of determination, of Securities, the Holders of which have so consented, by (b) the aggregate notional amount, as of such date of determination, of the Securities then outstanding, in each case, as determined in accordance with the preceding sentence, Section 2.08 and Section 2.09 of this Indenture. Any such calculation made pursuant to this Section 2.15 shall be made by the Issuer and delivered to the Trustee pursuant to an Officer’s Certificate.

ARTICLE 3

CONVERSION

Section 3.01. Mandatory Conversion.

(a)

Each Security shall automatically convert (unless previously converted at the option of the Holder in accordance with Section 3.02 hereof, at the option of the Issuer in accordance with Section 3.03 hereof, upon the occurrence of a Fundamental Change in accordance with Section 3.04 hereof or upon the occurrence of an Accelerated Mandatory Conversion Event in accordance with Section 3.05 hereof) on the Mandatory Conversion Date into a number of Common Shares calculated by the Calculation Agent in accordance with Section 3.01(b). In addition to the Common Shares issuable upon conversion of each Security on the Mandatory Conversion Date, Holders of Securities will have the right to receive on the Mandatory Conversion Date an amount equal to (i) any

Deferred Coupon Payments to, but excluding, the Coupon Payment Date preceding the Mandatory Conversion Date; and (ii) all accrued and unpaid coupon payments on the Securities (including any Deferred Coupon Payments) to, but excluding, the Mandatory Conversion Date, all as calculated by the Calculation Agent. At the Mandatory Conversion Date, the Issuer may elect to pay any Deferred Coupon Payments and the final coupon payment due on the Mandatory Conversion Date in cash or in Common Shares. If the Issuer elects to pay Deferred Coupon Payments and accrued and unpaid coupon payments in Common Shares at the Mandatory Conversion Date, it shall issue to the Holders such number of Common Shares equal to the amount of such Deferred Coupon Payments and accrued and unpaid coupon payments divided by the average of the Daily VWAPs of the Common Shares on each of the 20 consecutive Trading Days ending on and including the 3rd Scheduled Trading Day immediately preceding the Mandatory Conversion Date, as calculated by the Calculation Agent. The Issuer shall give the Trustee, the Conversion Agent and Holders written notice of its intention to make Deferred Coupon Payments and the final coupon payment due on the Mandatory Conversion Date in Common Shares five Trading Days prior to the commencement of the aforementioned averaging period, and if such notice is not given by this date, such Deferred Coupon Payments and accrued and unpaid coupons shall be paid in cash. Each Holder agrees that upon conversion, the full amount of the issue price of each Common Share shall be paid by setoff (verrekening) against the outstanding claim on the Issuer, or the relevant part thereof, under the relevant Securities.

(b)	The number of Common Shares into which a Security shall convert on the Mandatory Conversion Date shall be (as calculated by the Calculation Agent):

(i)	if the Applicable Market Value of the Common Shares is equal to or greater than the Threshold Appreciation Price, then the conversion rate will be the Minimum Conversion Rate;

(ii)	if the Applicable Market Value of the Common Shares is less than the Threshold Appreciation Price but greater than the Initial Price, then the conversion rate will be equal to the Stated Amount divided by the Applicable Market Value of the Common Shares; and

(iii)	if the Applicable Market Value of the Common Shares is less than or equal to the Initial Price, then the conversion rate will be the Maximum Conversion Rate.

(c)	All such calculations shall be made to the nearest 1/10,000th of a Common Share or, if there is not a nearest 1/10,000th of a Common Share, to the next higher 1/10,000th of a Common Share.

Section 3.02. Early Conversion at the Option of the Issuer at the Maximum Conversion Rate.

(a)	The Issuer shall have the right to convert the Securities, in whole but not in part, at any time (other than the period from the date that is 30 calendar days prior to the Spin-Off Effective Date to the 10th Trading Day following the Spin-Off Effective Date (both dates inclusive)) from the Initial Issue Date until the 25th Scheduled Trading Day immediately preceding the Mandatory Conversion Date at the Maximum Conversion Rate (“Mandatory Early Conversion”), subject to adjustment as described under Article 11 hereof.

(b)	Upon Mandatory Early Conversion, in addition to the number of Common Shares issuable upon conversion, each Holder shall have the right to receive an amount in cash, calculated by the Calculation Agent, equal to (i) any Deferred Coupon Payments to, but excluding, the Coupon Payment Date preceding the date of conversion, (ii) accrued and unpaid coupon payments from such preceding Coupon Payment Date to, but excluding, the date of the early conversion and (iii) the present value of all remaining coupon payments on the Securities, including the coupon payment due on the Mandatory Conversion Date (but excluding any accrued and unpaid coupon payments to the relevant conversion date), payable in cash using a discount rate equal to the Treasury Yield plus 50 basis points.

(c)	If the Issuer elects to convert the Securities pursuant to Section 3.02(a), the Issuer shall send a written notice (the “Mandatory Early Conversion Notice”) of such election to the Trustee, the Conversion Agent and the Holders of the Securities specifying the date of the conversion (the “Mandatory Early Conversion Date”).

Section 3.03. Early Conversion at the Option of the Holder at the Minimum Conversion Rate.

(a)	Holders of the Securities shall have the right to convert each of their Securities at any time (other than the period from the date that is 30 calendar days prior to the Spin-Off Effective Date to the 10th Trading Day following the Spin-Off Effective Date (both dates inclusive)) from the Initial Issue Date until the 25th Scheduled Trading Day immediately preceding the Mandatory Conversion Date at the Minimum Conversion Rate (“Optional Early Conversion”), subject to adjustment as described under Article 11 hereof.

(b)

In the event a Holder decides to convert their Securities pursuant to Section 3.03(a), such Holder will not receive any separate cash payment for accrued and unpaid coupons, except as set forth below. In addition to the number of Common Shares issuable upon conversion, a Holder who elects to convert Securities early pursuant to Section 3.03(a) shall have the right to receive an amount equal to any Deferred Coupon Payments to, but excluding, the Coupon Payment Date preceding the date of conversion. Such Deferred Coupon Payments shall be payable in cash or Common Shares at the option of the Issuer. If the Issuer elects to pay such Deferred Coupon Payments in Common Shares, it shall give the

Trustee, the Conversion Agent and Holders written notice of its intention to do so within 5 Trading Days after the date of the Optional Early Conversion and shall issue to the Holders such number of Common Shares equal to the amount of such Deferred Coupon Payments divided by the average of the Daily VWAPs of the Common Shares on each of the 20 consecutive Trading Days ending on and including the 3rd Scheduled Trading Day immediately preceding, the date of the Optional Early Conversion, as calculated by the Calculation Agent. If the Issuer does not provide the Trustee, the Conversion Agent and Holders with such written notice, the Deferred Coupon Payments shall be payable in cash on the 6th Trading Day after the date of the Optional Early Conversion. The Issuer’s settlement of its obligation to convert the Securities into Common Shares upon Optional Early Conversion in accordance with this Section 3.03 shall be deemed to satisfy its obligation to pay the notional amount of the Securities that are converted and accrued and unpaid coupon payments, if any, from the Coupon Payment Date preceding the date of conversion in respect of such Securities. As a result, accrued and unpaid coupon payments from the Coupon Payment Date preceding the date of conversion to, but excluding, the date of conversion shall be deemed to be paid in full rather than canceled, extinguished or forfeited.

Notwithstanding the preceding sentence, if Securities are converted pursuant to Section 3.03(a) after the close of business on a Record Date but prior to the open of business on the corresponding Coupon Payment Date, Holders of such Securities as of the close of business on such Record Date will receive coupon payments (including Deferred Coupon Payments, to the extent such Coupon Payment Date is also the end of a Deferral Period) accrued to, but excluding, such Coupon Payment Date. Securities surrendered for Optional Early Conversion during the period from the close of business on a Record Date to the open of business on the corresponding Coupon Payment Date must be accompanied by payment of an amount equal to the coupon payments (including Deferred Coupon Payments, if applicable for the period from the most recent Coupon Payment Date) payable on the converted Securities on such Coupon Payment Date.

Except as provided above, no payment or adjustment will be made for accrued but unpaid coupons from the Coupon Payment Date preceding the date of conversion to, but excluding, the date of conversion on Securities that are the subject of an Optional Early Conversion.

Section 3.04. Conversion at the Option of the Holder Upon Fundamental Change.

(a)

If a Fundamental Change occurs at any time after the Initial Issue Date up to, and including, the 25th Scheduled Trading Day immediately preceding the Mandatory Conversion Date, then Holders shall be permitted to convert each of their Securities (“Fundamental Change Conversion”), at any time (other than the period from the date that is 30 calendar days prior to the Spin-Off Effective Date to the 10th Trading Day following the Spin-Off Effective Date (both dates inclusive)) during the period beginning on, and including, the Fundamental Change Effective Date and ending on, but excluding, the earlier of (i) the 25th Scheduled Trading Day immediately preceding the Mandatory Conversion Date and (ii) the date that is 20 calendar days after the Fundamental Change Effective Date (the

“Fundamental Change Conversion Period”) at the Early Conversion Rate. Notwithstanding the foregoing, if a Fundamental Change occurs within the period from the date that is 30 calendar days prior to the Spin-Off Effective Date to the 10th Trading Day following the Spin-Off Effective Date (both dates inclusive), the Holders’ right to convert their Securities shall be extended to 20 Trading Days following the Spin-Off Effective Date.

(b)	Upon a Fundamental Change Conversion, in addition to the number of Common Shares issuable upon conversion, each Holder who elects to convert Securities early pursuant to Section 3.03(a) shall have the right to receive an amount in cash, calculated by the Calculation Agent, equal to (i) any Deferred Coupon Payments to, but excluding, the Coupon Payment Date preceding the date of conversion, (ii) accrued and unpaid coupon payments from such preceding Coupon Payment Date to, but excluding, the date of the early conversion and (iii) the present value of all remaining coupon payments on the Securities, including the coupon payment due on the Mandatory Conversion Date (but excluding any accrued and unpaid coupon payments to the relevant conversion date), payable in cash using a discount rate equal to the Treasury Yield plus 50 basis points.

(c)	At such time as the Issuer is reasonably able to anticipate the Fundamental Change Effective Date (such date, as set forth in such notice, the “Anticipated Effective Date”), the Issuer shall send a written notice (the “Fundamental Change Conversion Notice”) to the Trustee, the Conversion Agent and the Holders, of the Anticipated Effective Date and the corresponding Fundamental Change Conversion Period. To the extent practicable, the Issuer will provide the Fundamental Change Conversion Notice at least 20 Business Days prior to the Anticipated Effective Date, but in any event will provide such notice not later than two Business Days following the date the Issuer becomes aware of the anticipated occurrence of a Fundamental Change.

Section 3.05. Accelerated Mandatory Conversion.

(a)	If an Accelerated Mandatory Conversion Event occurs at any time prior to the 25th Scheduled Trading Day immediately preceding the Mandatory Conversion Date, the Securities will be mandatorily converted on the Accelerated Mandatory Conversion Date at the Early Conversion Rate.

(b)	Upon an early conversion upon an Accelerated Mandatory Conversion Event, in addition to the number of Common Shares issuable upon conversion, each Holder shall have the right to receive an amount in cash, calculated by the Calculation Agent, equal to (i) any Deferred Coupon Payments to, but excluding, the Coupon Payment Date preceding the date of conversion, (ii) accrued and unpaid coupon payments from such preceding Coupon Payment Date to, but excluding, the date of the early conversion and (iii) the present value of all remaining coupon payments on the Securities, including the coupon payment due on the Mandatory Conversion Date (but excluding any accrued and unpaid coupon payments to the relevant conversion date), payable in cash using a discount rate equal to the Treasury Yield plus 50 basis points.

(c)	If an Accelerated Mandatory Conversion Event occurs at any time prior to the 25th Scheduled Trading Day immediately preceding the Mandatory Conversion Date, the Issuer shall send a written notice to the Trustee, the Conversion Agent and the Holders of the Accelerated Mandatory Conversion Date. The Issuer will provide such notice not later than two Business Days following the date the Issuer becomes aware of the anticipated occurrence of an Accelerated Mandatory Conversion Event.

Section 3.06. Conversion Procedures for Mandatory Conversion.

The Holder or Holders entitled to receive Common Shares issuable upon mandatory conversion on the Mandatory Conversion Date in accordance with Section 3.01, upon conversion at the Issuer’s option in accordance with Section 3.02, or upon an Accelerated Mandatory Conversion Event in accordance with Section 3.05, shall be treated for all purposes as the record holder(s) of such Common Shares (including, in the case of mandatory conversion on the Mandatory Conversion Date in accordance with Section 3.01, any Common Shares in respect of Deferred Coupon Payments) as of 5:00 P.M., New York City time, on the Mandatory Conversion Date, in the case of conversion pursuant to Section 3.01, the Mandatory Early Conversion Date, in the case of conversion pursuant to Section 3.02, or the Accelerated Mandatory Conversion Date, in the case of conversion pursuant to Section 3.05. Prior to such time, the Common Shares issuable upon conversion of the Securities shall not be deemed outstanding for any purpose, and Holders shall have no rights with respect to the Common Shares (including voting rights, rights to respond to tender offers and rights to receive dividends or other distributions) by virtue of holding Securities. The Common Shares shall be delivered by the Issuer (or its shares transfer agent) as promptly as practicable after the Mandatory Conversion Date, the Mandatory Early Conversion Date or the Accelerated Mandatory Conversion Date, as applicable.

Section 3.07. Conversion Procedures for Optional Conversion.

(a)	If a Holder who holds a beneficial interest in a Global Security elects to convert its Securities prior to the Mandatory Conversion Date in accordance with Section 3.03 or Section 3.04, such Holder must observe the following conversion procedures to convert the Securities:

(i)	deliver to the Depositary the appropriate instruction form for conversion pursuant to the Depositary’s conversion program;

(ii)	if required, pay all taxes or duties, if any, pursuant to Section 13.17; and

(iii)	if Optional Early Conversion is being effected after the close of business on a Record Date but prior to the open of business on the related Coupon Payment Date, include a cash or check in the amount equal to the coupon payments (including Deferred Coupon Payments if applicable, for the period from the most recent Coupon Payment Date) required to be paid pursuant to Section 3.03(b).

(b)	If a Holder who holds Securities in certificated form elects to convert its Securities prior to the Mandatory Conversion Date in accordance with Section 3.03 or Section 3.04, such Holder must observe the following conversion procedures to convert the Securities:

(i)	complete and manually sign an “Optional Early Conversion Notice” substantially in the form of Exhibit B hereto;

(ii)	deliver the completed “Optional Early Conversion Notice” and the certificated Securities to the Conversion Agent;

(iii)	if required, furnish appropriate endorsements and transfer documents;

(iv)	if required, pay all transfer or similar taxes or duties, if any, pursuant to Section 13.17; and

(v)	if Optional Early Conversion is being effected after the close of business on a Record Date but prior to the open of business on the related Coupon Payment Date, include a check in the amount equal to the coupon payments (including Deferred Coupon Payments if applicable, for the period from the most recent Coupon Payment Date) required to be paid pursuant to Section 3.03(b).

(c)	The conversion will be effective on the date on which a Holder has satisfied all of the foregoing requirements (the “Optional Conversion Date”).

(d)	The Holder or Holders entitled to receive the Common Shares issuable upon Optional Early Conversion or in connection with a Fundamental Change Conversion shall be treated for all purposes as the record holder(s) of such Common Shares (other than Common Shares in respect of Deferred Coupon Payments in accordance with Section 3.03) as of 5:00 P.M., New York City time, on the Optional Conversion Date. Prior to such Optional Conversion Date, Common Shares issuable upon conversion of any Securities shall not be deemed outstanding for any purpose, and Holders shall have no rights with respect to the Common Shares (including voting rights, rights to respond to tender offers and rights to receive dividends or other distributions) by virtue of holding Securities. The Common Shares shall be delivered by the Issuer or its shares transfer agent as promptly as practicable after the Optional Conversion Date.

(e)

In connection with an Optional Early Conversion pursuant to Section 3.03, if the Issuer gives notice of its intention to pay Deferred Coupon Payments in Common Shares in accordance with Section 3.03, the Holder electing to convert its Securities shall be treated for all purposes as the record holder of the Common Shares in respect of Deferred Coupon Payments as of 5:00 P.M., New York City time, on the 3rd Scheduled Trading Day immediately preceding the date of the Optional Early Conversion. Prior to such date, Common Shares in respect of Deferred Coupon Payments shall not be deemed outstanding for any purpose, and Holders shall have no rights with respect to the Common Shares (including voting rights, rights to respond to tender offers and rights to receive dividends or other distributions) by virtue of holding the Securities. The Common Shares shall be delivered by the Issuer or its shares transfer agent as promptly as practicable after such date.

Section 3.08. No Fractional Common Shares.

No fractional Common Shares shall be issued or delivered upon any conversion of any Securities. In lieu of any fractional Common Share which, but for the immediately preceding sentence, would otherwise be deliverable upon such conversion, the Holder shall be entitled to receive an amount of cash (calculated by the Calculation Agent and computed to the nearest cent or, if there is not a nearest cent, the next highest cent) equal to the same fraction of:

(a)	in the case of a Fundamental Change or an Accelerated Mandatory Conversion Event, the Common Share Price,

(b)	in the case of mandatory conversion on the Mandatory Conversion Date, the Daily VWAP of the Common Shares on the last Trading Day of the period during which the Applicable Market Value is determined; or

(c)	in the case of any other conversion, the average of the Daily VWAPs of the Common Shares on each of the five consecutive Trading Days ending on, and including, the Trading Day immediately preceding the date of conversion.

The Issuer shall, upon such conversion of any Securities, provide cash to any applicable Paying Agent in an amount equal to the cash payable with respect to any fractional Common Share deliverable upon such conversion, and the Issuer shall retain such fractional Common Shares or other securities. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full Common Shares which shall be delivered upon such conversion, in whole or in part, as the case may be, shall be computed by the Calculation Agent on the basis of the aggregate number of Securities surrendered by such Holder.

Section 3.09. Delivery of Common Shares.

The Issuer has granted to the Holders and the Holders are deemed to have accepted rights to subscribe for such number of Common Shares as the Holder shall be entitled to receive upon any conversion as set forth in this Article 3. The Issuer shall promptly take all action necessary under applicable law to deliver the Common Shares issuable upon conversion of the Securities pursuant to this Article 3 so that such Common Shares are delivered to the relevant Holders. Each Holder agrees that upon conversion, the full amount of the issue price of each Common Share shall be paid by setoff (verrekening) against the outstanding claim on the Issuer, or the relevant part thereof, under the Securities of such Holder. On the relevant conversion date, the Issuer will issue to the relevant Holder the Common Shares issuable upon conversion of the Securities being converted pursuant to this Article 3 by way of issuing such shares and representing such shares in a global certificate registered to Cede & Co. or such other nominee as may be designated by the Depositary, against cancellation of the Securities being converted. The issue price for the Common Shares issuable upon conversion shall be paid by setoff (verrekening) against the outstanding claim on the Issuer, or the relevant part thereof, under the

Securities of such Holder due upon cancellation of such Securities. The Trustee and/or the Conversion Agent shall promptly forward a copy of any conversion notice that it receives to the Depositary. The Common Shares issuable upon conversion of Securities will be delivered by the Issuer or its shares transfer agent to the Depositary in accordance with the Depositary’s standard timing and procedures.

ARTICLE 4

COVENANTS

Section 4.01. Payment of Securities.

The Issuer shall pay or cause to be paid the coupon payments (including any Deferred Coupon Payments) on the Securities on the dates and in the manner provided in the Securities unless deferred pursuant to Section 2.12. Coupon payments (including any Deferred Coupon Payments) shall be considered paid on the date due if the Paying Agent or a shares transfer agent, as applicable, if other than the Issuer or a Subsidiary, holds as of 10:00 A.M. Eastern Time on the Business Day prior to the due date, money deposited by the Issuer in immediately available funds (or, to the extent permitted under this Indenture, Common Shares) and designated for and sufficient to pay or satisfy coupon payments then due.

The Issuer shall pay coupon payments at the rate equal to the then applicable coupon rate on the Securities to the extent lawful; and it shall pay coupon payments on overdue installments of coupon payments at the same rate to the extent lawful.

Section 4.02. Maintenance of Office or Agency.

The Issuer shall maintain the offices or agencies required under Section 2.03 where Securities may be surrendered for registration of transfer, for conversion, or for exchange and where notices and demands to or upon the Issuer in respect of the Securities and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agencies or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Issuer may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency required under Section 2.03. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.03 hereof.

Section 4.03. Compliance Certificate.

The Issuer shall deliver to the Trustee, within 90 days after the end of each fiscal year ending after the Initial Issue Date, a certificate from the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Issuer during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Issuer has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge the Issuer has kept, observed, performed and fulfilled each and every condition and covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions, covenants and conditions of this Indenture (or, if any such default shall have occurred, describing all such defaults of which he or she may have knowledge and what action the Issuer is taking or proposes to take with respect thereto).

When any default has occurred and is continuing under this Indenture, the Issuer shall promptly (which shall be no more than five (5) Business Days) deliver to the Trustee by registered or certified mail or by facsimile transmission an Officer’s Certificate specifying such event and what action the Issuer proposes to take with respect thereto.

Section 4.04. Stay, Extension and Usury Laws.

The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

ARTICLE 5

SUCCESSORS

Section 5.01. Merger, Consolidation or Sale of All or Substantially All Assets.

(a)	The Issuer may not consolidate or merge with or into or wind up into (whether or not such Person is the surviving corporation), and the Issuer may not sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its the properties or assets in one or more related transactions, to any Person unless:

(1)	the Person to whom such sale, assignment, transfer, lease, conveyance or other disposition will have been made (the “Successor Company”), if other than the Issuer, expressly assumes all the obligations of the Issuer under the Securities pursuant to supplemental indentures or other documents or instruments; and

(2)	the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and a supplemental indenture, if any, comply with this Indenture.

(b)	The Successor Company shall succeed to, and be substituted for the Issuer, under this Indenture and the Securities, as applicable. Notwithstanding clause (2) of Section 5.01(a) hereof, any Subsidiary of the Issuer may consolidate with or merge into or transfer all or part of its properties and assets to the Issuer.

(c)	For the avoidance of doubt, any Spin-Off subject to adjustment as described in Section 12.03 will not be subject to the limitations described above.

Section 5.02. Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Issuer is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the Issuer shall refer instead to the successor corporation and not to the Issuer), and may exercise every right and power of the Issuer under this Indenture with the same effect as if such successor Person had been named as the Issuer.

ARTICLE 6

REMEDIES

Section 6.01. Enforcement Event.

(a)	If an Enforcement Event occurs, the Securities will convert at the Maximum Conversion Rate, subject to adjustment as set forth in Article 11 hereof. In addition to the number of Common Shares issuable upon such conversion, each Holder will have the right to receive an amount payable in cash equal to any Deferred Coupon Payments to, but excluding, the Coupon Payment Date preceding the date of the conversion, and accrued and unpaid coupon payments from such preceding Coupon Payment Date to, but excluding the date of the Enforcement Event. Holders’ claims in respect of Deferred Coupon Payments and accrued but unpaid coupon payments will be subordinated in right of payment to all of the Issuer’s existing and future Senior Obligations, if any.

(b)

If in the context of any bankruptcy, insolvency or reorganization procedure, the Issuer is prevented, pursuant to applicable law and/or court order or judgment, from delivering Common Shares, and/or setoff is not possible, then a Holder will have, in the context and subject to the relevant procedure, an unsecured and subordinated claim against the Issuer in respect of such Common Shares that the Issuer is unable to deliver. Any such claim shall give entitlements to receive distributions from the bankruptcy estate that equal the amount, if any, as would have been payable to such Holder if, throughout such bankruptcy, insolvency or reorganization, such Holder were the holder of a number of Common Shares equal to the Maximum Conversion Rate in effect immediately prior to the relevant acceleration. Therefore, to the extent that the Issuer fails to deliver Common Shares to Holders upon its bankruptcy, dissolution or liquidation, and/or setoff is not possible, Holders will only receive payment to the extent holders of the Common Shares make any recovery.

(c)	For the avoidance of doubt, in the event of an Enforcement Event, the Issuer’s estate will be a beneficiary of the agreement of each Holder.

Section 6.02. Control by Majority.

Holders of a majority in notional amount of the then total outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Security or that would involve the Trustee in personal liability.

Section 6.03. Limitation on Suits.

Neither the Trustee nor any Holder may take any action in respect of an Enforcement Event inconsistent with the foregoing treatment, and in particular may not take any other action that would influence the outcome of a bankruptcy proceeding or restructuring outside bankruptcy. In addition, following a judgment for bankruptcy, dissolution or liquidation of the Issuer, if such judgment that would otherwise constitute an Enforcement Event is overturned on appeal or otherwise validly nullified, then such judgment will be deemed to have never constituted an Enforcement Event and the Securities will be deemed to have not been converted into Common Shares as a result thereof.

Section 6.04. Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Issuer, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

Section 6.05. Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.07 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.06. Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon a default shall impair any such right or remedy or constitute a waiver of any such default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.07. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit (other than the Trustee) of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit (other than the Trustee), having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.07 does not apply to a suit by the Trustee, a suit by a Holder of a Security, or a suit by Holders of more than 10% in notional amount of the then outstanding Securities.

ARTICLE 7

TRUSTEE

Section 7.01. Certain Duties and Responsibilities.

(a)	If an Enforcement Event has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)	With respect to the Trustee, except during the continuance of an Enforcement Event:

(1) the duties of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)	The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02.

(d)	Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e)	The Trustee shall not be under any obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders of the Securities unless it receives indemnity and/or security satisfactory to it against any loss, liability or expense.

(f)	The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02. Certain Rights of Trustee.

Subject to the provisions of Section 7.01:

(a)	The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation. Any permissive right or authority granted to the Trustee shall not be construed as a mandatory duty.

(b)	Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both subject to the other provisions of this Indenture. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)	The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d)	The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)	Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer. The Trustee shall not have any duty to inquire as to the performance of the Issuer’s covenants herein.

(f)	None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

(g)	Trustee shall not be deemed to have notice of any default or Enforcement Event unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the existence of a default or Enforcement Event, the Notes and this Indenture.

(h)	In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i)	The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder (including, but not limited to, as Conversion Agent), and by each agent, custodian and other Person employed to act hereunder or thereunder.

(j)	The Trustee shall not be required to give any bond or surety in respect of the performance of its powers or duties.

(k)	In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(l)	The Trustee may request that the Issuers deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(m)	The permissive rights of the Trustee enumerated herein shall not be construed as duties.

Section 7.03. Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Issuer of Securities or the proceeds thereof.

Section 7.04. May Hold Securities.

The Trustee, any Paying Agent, Conversion Agent, any Registrar or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 7.07 and 7.12, may otherwise deal with the Issuer with the same rights it would have if it were not Trustee, Paying Agent, Conversion Agent, Registrar or such other agent.

Section 7.05. Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Issuer.

Section 7.06. Compensation and Reimbursement.

(a)

The Issuer agrees (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct; and (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense (including, but not limited to, the reasonable compensation and the expenses and disbursements of its agents and counsel, and taxes levied other than taxes (including without limitation income, capital, franchise taxes) levied because of a connection between the Trustee and the Taxing Jurisdiction other than a connection arising solely as a result of the Trustee performing its obligations under this Indenture)) incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this Indenture and its duties under this Indenture and the Securities, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under the Indenture and the Securities.

(b)	To secure the Issuer’s payment obligations in this Section, the Trustee will have a lien prior to the Securities on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, and interest on particular Securities.

(c)	The obligations of the Issuer under this Section shall survive the payment of the Securities, the satisfaction and discharge of the Indenture and the resignation or removal of the Trustee.

Section 7.07. Disqualification; Conflicting Interests.

If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

Section 7.08. Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 and is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 7.08, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.08, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 7.09. Resignation and Removal; Appointment of Successor.

(a)	No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article 7 shall become effective until the acceptance of appointment by the successor Trustee under Section 7.10.

(b)	The Trustee may resign at any time by giving written notice thereof to the Issuer. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c)	The Trustee may be removed at any time by the Holders of a majority in notional amount of the Securities, with written notice of such action delivered to the Trustee and to the Issuer.

(d)	If at any time:

(1) the Trustee shall fail to comply with Section 7.07 after written request therefor by the Issuer or by any Holder who has been a bona fide Holder of a Security for at least six months, or (2) the Trustee shall cease to be eligible under Section 7.08 and shall fail to resign after written request therefor by the Issuer or by any such Holder, or (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Issuer by resolutions of its board of directors may remove the Trustee, or (ii) any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e)	If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Issuer, by resolutions of its board of directors, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by the Holders of a majority in notional amount of the Securities, with written notice delivered to the Issuer and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Issuer. If no successor Trustee shall have been so appointed by the Issuer or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f)	The Issuer shall give written notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders. Each notice shall include the name of the successor Trustee and its address.

Section 7.10. Acceptance of Appointment by Successor.

Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Issuer or the successor Trustee, such retiring Trustee shall, upon payment of its outstanding fees and expenses (including, but not limited to, reasonable attorney’s fees and expenses), execute and deliver an instrument (in form and substance reasonably satisfactory to the parties executing the same) transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts. No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article 7.

Section 7.11. Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article 7, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

Section 7.12. Preferential Collection of Claims Against Issuer.

If and when the Trustee shall be or become a creditor of the Issuer (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Issuer (or any such other obligor).

ARTICLE 8

ADDITIONAL AMOUNTS

Section 8.01. Additional Amounts.

All payments of, or in respect of the Securities (including but not limited to payments of cash in lieu of any fractional Common Shares upon conversion and coupons), shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of a Taxing Jurisdiction, unless such withholding or deduction is required by law. In that event, the Issuer will pay such additional amounts of, or in respect of, the notional amount and any premium and coupon payments (“Additional Amounts”) as will result (after deduction of such taxes, duties, assessments or governmental charges and any additional taxes, duties, assessments or governmental charges payable in respect of such) in the payment to each Holder of a Security of the amounts which would have been payable in respect of such Security thereof, as the case may be, had no such withholding or deduction been required, except that no Additional Amounts shall be so payable for or on account of:

(1)	the amount of any tax, duty, assessment or other governmental charge imposed by any jurisdiction other than a Taxing Jurisdiction;

(2)	the amount of any tax, assessment or other governmental charge (except one imposed in the Netherlands otherwise than as a result of a Change in Tax Law) that is only payable because a type of connection exists between the Holder or beneficial owner of the Securities and a Taxing Jurisdiction other than a connection related solely to purchase or ownership of Securities

(3)	the amount of any tax, assessment or other governmental charge that is only payable because the Holder presented the Securities for payment more than 30 days after the date on which the relevant payment became due or was provided for, whichever is later;

(4)	any estate, inheritance, gift, sale, transfer, excise, personal property or similar tax, duty, assessment or other governmental charge;

(5)	the amount of any tax, assessment or other governmental charge that is not required to be deducted or withheld from a payment on the Securities;

(6)	the amount of any tax, assessment or other governmental charge (except one imposed in the Netherlands otherwise than as a result of a Change in Tax Law) that is imposed or withheld due to the Holder or beneficial owner of the Securities failing to accurately comply with a request from the Issuer either to provide the information concerning the Holder’s or beneficial owner’s nationality, residence or identity or to satisfy any information or reporting requirement, or to present the relevant Security (if certificated) if such action is required by the Taxing Jurisdiction as a precondition to exemption from, or reduction in, the applicable governmental charge;

(7)	the amount of any tax, assessment or other governmental charge that is imposed in the Netherlands otherwise than as a result of a Change in Tax Law in circumstances where for the relevant Dutch tax purposes the beneficial owner of the Securities is resident in the Netherlands;

(8)	the amount of any tax, assessment or other governmental charge that is imposed by the Netherlands otherwise than as a result of a Change in Tax Law and is required to be withheld due to the Holder or beneficial owner of the Securities failing to accurately comply with a request from the Issuer to provide confirmation to the Issuer that for the relevant Dutch tax purposes the beneficial owner of the Securities is not resident in the Netherlands;

(9)	any withholding or deduction that is imposed on a payment to or for the benefit of an individual and required to be made pursuant to the European Council Directive 2003/48/EC of June 3, 2003, Directive 2014/48/EU of March 24, 2014, or any other European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN (European Union Economic and Finance Ministers) Counsel Meeting of 26-27 November 2000, or any subsequent Council Meeting amending or supplementing those conclusions or any law implementing or complying with or introduced in order to conform to such Directive;

(10)	if the Issuer is incorporated in a member state of the European Union, any taxes, duties, assessments or other governmental charges which would have been avoided by such Holder by presenting the relevant Security (if presentation is required) to, or requesting that such payment be made by, another Paying Agent located in a member state of the European Union; or

(11)	any combination of clauses (1) to (10) above.

Additionally, Additional Amounts shall not be paid with respect to any payment to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of such Securities to the extent that the beneficiary or settlor with respect to such fiduciary, member of such partnership or beneficial owner of such Securities would not have been entitled to such Additional Amounts had such beneficiary, settlor, member or beneficial owner held such Securities directly.

Whenever in this Indenture there is mentioned, in any context, the payment of the notional amount of or any premium or coupon payments on, or in respect of, any Security of any series such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section 8.01 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section 8.01 and express mention of the payment of Additional Amounts in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

The provisions of this Section 8.01 shall apply mutatis mutandis to any withholding or deduction for or on account of any present or future taxes, assessments or governmental charges of whatever nature of any jurisdiction in which any successor Person to the Issuer is organized, tax resident or engaged in business or any political subdivision or taxing authority thereof or therein.

Where a deduction or withholding for any taxes, duties, assessments or governmental charges of whatever nature is imposed, levied, collected, withheld or assessed by or within the United Kingdom or any political subdivision or any authority thereof or therein having power to tax otherwise than as a result of a Change in Tax Law, clauses (1) to (11) above will only apply if the Securities have been (even if they no longer remain) listed on a recognized stock exchange (as that term is defined in Section 1005 of the United Kingdom Income Tax Act 2007).

Section 8.02. Withholding.

The Trustee shall be entitled to make a deduction or withholding from any payment which it makes under the Indenture for or on account of any present or future taxes, duties or charges if and to the extent so required by any applicable law and any current or future regulations or agreements thereunder or official interpretations thereof or any law implementing an intergovernmental approach thereto or by virtue of the relevant holder failing to satisfy any certification or other requirements in respect of the Securities, in which event the Trustee shall notify the Issuer in writing prior to making such withholding or deduction from such payment, shall make such payment after such withholding or deduction has been made, shall account to the relevant authorities for the amount so withheld or deducted and shall have no obligation to gross up any payment hereunder or pay any additional amount as a result of such withholding tax (except that, for the avoidance of doubt, the Trustee shall deliver to Holders any Additional Amounts delivered by the Issuer to Trustee in satisfaction of the Issuer’s obligations under Section 8.01), and the Issuer agrees to provide to the Trustee a copy of any IRS Forms W-8 or IRS Forms W-9 received by the Issuer from a Holder in respect of such Holder’s ownership of the Securities.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01. Without Consent of Holders of Securities.

Notwithstanding Section 9.02 hereof, the Issuer and the Trustee may amend or supplement this Indenture and the Securities without the consent of any Holder:

(1)	to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

(2)	to conform the text of this Indenture or the Securities to any provision of the “Description of the Mandatory Convertible Securities” section of the Prospectus to the extent that such provision in such “Description of the Mandatory Convertible Securities” section was intended to be a verbatim recitation of a provision of this Indenture or Securities;

(3)	to cure any ambiguity, omission, mistake, defect or inconsistency;

(4)	to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any such Holder;

(5)	to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer; or

(6)	to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee thereunder pursuant to the requirements thereof.

Upon the request of the Issuer accompanied by resolutions of its board of directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Sections 7.02 and 14.04 hereof, the Trustee shall join with the Issuer in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02. With Consent of Holders of Securities.

Except as provided below in this Section 9.02, the Issuer and the Trustee may amend or supplement this Indenture and the Securities with the consent of the Holders of at least a majority in notional amount of the Securities (including Additional Securities, if any) then outstanding voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Securities) and compliance with any provision of this Indenture or the Securities may be waived with the consent of the Holders of a majority in notional amount of the then outstanding Securities (including Additional Securities, if any), other than Securities beneficially owned by the Issuer or a Subsidiary of the Issuer, voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Securities). Section 2.08 hereof and Section 2.09 hereof shall determine which Securities are considered to be “outstanding” for the purposes of this Section 9.02.

Upon the request of the Issuer accompanied by resolutions of its board of directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Securities as aforesaid, and upon receipt by the Trustee of the documents described in Sections 7.02 and 14.04 hereof, the Trustee shall join with the Issuer in the execution of such amended or supplemental indenture unless such amended or supplemental indenture adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

It shall not be necessary for the consent of the Holders of Securities under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer shall mail to the Holders of Securities affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

Without the written consent of each affected Holder of Securities, an amendment or waiver under this Section 9.02 may not (with respect to any Securities held by a non-consenting Holder):

(1)	change the stated maturity of the Securities or add any mandatory conversion or redemption rights at the option of the Issuer;

(2)	reduce any amounts due on the Securities;

(3)	reduce the amount payable or Common Shares deliverable upon acceleration of the Securities following an Enforcement Event;

(4)	adversely affect any right of repayment at the Holder’s option;

(5)	change the place or currency of payment on the Securities;

(6)	impair the rights of any Holder to institute suit for payment on or with respect to such Holder’s Securities;

(7)	adversely affect any right to convert a Security in accordance with its terms;

(8)	reduce the percentage in notional amount of Holders whose consent is needed to modify or amend this Indenture;

(9)	reduce the percentage in notional amount of Holders whose consent is needed to waive compliance with certain provisions of this Indenture or to waive certain defaults;

(10)	modify any other aspect of the provisions of this Indenture dealing with modification and waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants; or

(11)	change any obligation to pay Additional Amounts pursuant to Section 8.01 hereof.

Section 9.03. Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Securities shall be set forth in an amended or supplemental indenture that complies with the Trust Indenture Act as then in effect.

Section 9.04. Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder of a Security and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder of a Security or subsequent Holder of a Security may revoke the consent as to its Security if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the requisite number of Holders has been obtained.

Section 9.05. Notation on or Exchange of Securities.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Security thereafter authenticated. The Issuer in exchange for all Securities may issue and the Trustee shall, upon receipt of an Issuer Order, authenticate new Securities that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06. Trustee to Sign Amendments, etc.

The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In executing any amendment, supplement or waiver, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 13.04 hereof, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).

Section 9.07. Additional Voting Terms; Calculation of Notional Amount.

All Securities issued under this Indenture shall vote and consent together on all matters (as to which any of such Securities may vote) as one class. Determinations as to whether Holders of the requisite aggregate notional amount of Securities have concurred in any direction, waiver or consent shall be made in accordance with this Article 9 and Section 2.15.

ARTICLE 10

SATISFACTION AND DISCHARGE

Section 10.01. Satisfaction and Discharge.

This Indenture shall be discharged and shall cease to be of further effect as to all Securities, when all Securities theretofore authenticated and delivered, except lost, stolen or destroyed Securities which have been replaced or paid, have been delivered to the Trustee for cancellation.

In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

ARTICLE 11

CONVERSION RATE ADJUSTMENTS

Section 11.01. Conversion Rate Adjustments.

Each Fixed Conversion Rate will be adjusted by the Issuer as described below, except that the Issuer will not make any adjustments to the Fixed Conversion Rates if Holders of the Securities are entitled to participate, as a result of holding the Securities, in any of the transactions described in Section 11.01(a) (but only with respect to an issue by the Issuer of shares of its Capital Stock either as a dividend or as a distribution on Common Shares), Section 11.01(b), Section 11.01(c), and Section 11.01(d) below at the same time as holders of the Common Shares without having to convert their Securities as if they held a number of Common Shares equal to the Maximum Conversion Rate in effect prior to the relevant ex-dividend date or effective date. All calculations in this Section 11.01 shall be made by the Calculation Agent.

(a)	If the Issuer issues Common Shares as a dividend or distribution on its Common Shares, or if the Issuer effects a share split or share combination, each Fixed Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 ×	CS1
CS0

where,

CR0 = the Fixed Conversion Rate in effect immediately prior to 5:00 P.M., New York City time, on the record date of such dividend or distribution, or immediately prior to 5:00 P.M., New York City time, on the effective date of such share split or combination, as applicable;

CR1 = the Fixed Conversion Rate in effect immediately after 5:00 P.M., New York City time, on such record date or effective date;

CS0 = the number of Common Shares outstanding immediately prior to 5:00 P.M., New York City time, on such record date or such effective date; and

CS1 = the number of Common Shares outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 11.01(a) shall become effective immediately after 5:00 P.M., New York City time, on the record date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 11.01(a) is declared but not so paid or made, each Fixed Conversion Rate shall be immediately readjusted, effective as of the date the Issuer’s board of directors determines not to pay such dividend or distribution, to the applicable Fixed Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b)	If the Issuer issues to all or substantially all holders of Common Shares any rights, options or warrants entitling them for a period of not more than 60 calendar days after the announcement date of such issuance to subscribe for or purchase the Common Shares at a price per share less than the current market price of the Common Shares on the date of the first public announcement of the terms of such issuance, each Fixed Conversion Rate will be increased based on the following formula:

CR1 = CR0 ×	CS0 + X
CS0 + Y

where,

CR0 = the Fixed Conversion Rate in effect immediately prior to 5:00 P.M., New York City time, on the record date for such issuance;

CR1 = the Fixed Conversion Rate in effect immediately after 5:00 P.M., New York City time, on such record date;

CS0 = the number of Common Shares outstanding immediately prior to 5:00 P.M., New York City time, on such record date;

X = the total number of Common Shares issuable pursuant to such rights, options or warrants; and

Y = the number of Common Shares equal to the aggregate price payable to exercise such rights, options or warrants divided by the current market price of Common Shares on the date of the first public announcement of the terms of issuance of such rights, options or warrants.

Any increase made under this Section 11.01(b) will be made successively whenever such rights, options or warrants are issued and shall become effective immediately after 5:00 P.M., New York City time, on the record date for such issuance. To the extent that Common Shares are not delivered after the expiration of such rights, options or warrants, each Fixed Conversion Rate shall be decreased to the applicable Fixed Conversion Rate that would then be in effect had the increase with respect to such rights, options or warrants been made on the basis of delivery of only the number of Common Shares actually delivered. If such rights, options or warrants are not so issued, each Fixed Conversion Rate shall be decreased to the applicable Fixed Conversion Rate that would then be in effect if such ex-dividend date for such issuance had not occurred.

In determining whether any rights, options or warrants entitle the holders to subscribe for or purchase Common Shares at less than the current market price of Common Shares on the date of the first public announcement of the terms of such issuance, and in determining the aggregate offering price of such Common Shares, there shall be taken into account any consideration received by the Issuer for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Issuer’s board of directors.

(c)	If the Issuer distributes shares of its Capital Stock, evidences of its indebtedness, other assets or its property or rights or warrants to acquire its Capital Stock or other securities to all or substantially all holders of its Common Shares, excluding (i) dividends or distributions and rights, options or warrants as to which an adjustment was effected pursuant to Section 11.01(a) or 11.01(b) above; (ii) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 11.01(d) below; and (iii) spin-offs to which the provisions set forth below in this Section 11.01(c) shall apply or a Spin-Off to which the provisions of Article 12 shall apply; then each Fixed Conversion Rate will be increased based on the following formula:

CR1 = CR0 ×	SP0
SP0 – FMV

where,

CR0 = the Fixed Conversion Rate in effect immediately prior to 5:00 P.M., New York City time, on the record date for such distribution;

CR1 = the Fixed Conversion Rate in effect immediately after 5:00 P.M., New York City time, on such record date;

SP0 = the current market price of Common Shares on the ex-dividend date for such distribution; and

FMV = the fair market value (as determined by the Issuer’s board of directors and as calculated on a per share basis) of the Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants distributed with respect to each of the outstanding Common Shares on the ex-dividend date for such distribution.

If the then fair market value of the portion of the shares in the Issuer’s Capital Stock, evidences of indebtedness or other assets or property so distributed applicable to one Common Share is equal to or greater than the current market price of Common Shares on the ex-dividend date for such distribution, in lieu of the foregoing adjustment, each Holder of a Security shall receive, at the same time and upon the same terms as holders of Common Shares, the amount and kind of securities and assets such holder would have received as if such Holder owned a number of Issuer’s Common Shares underlying a number of the Issuer’s Common Shares equal to the Maximum Conversion Rate in effect on the record date for the distribution of the securities or assets.

Any increase made under this Section 11.01(c) above will become effective immediately after 5:00 P.M., New York City time, on the record date for such distribution. If such distribution is not so paid or made, each Fixed Conversion Rate shall be decreased to the applicable Fixed Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

Other than in the case of a Spin-Off to which the provisions of Article 12 apply, with respect to an adjustment pursuant to this Section 11.01(c) where there has been a payment of a dividend or other distribution on the Common Shares or shares of the Issuer’s Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Issuer and such dividend or distribution is listed for trading on a United States or European securities exchange (a “spin-off”) then each Fixed Conversion Rate will be increased based on the following formula:

CR1 = CR0 ×	FMV0 + MP0
MP0

where,

CR0 = the Fixed Conversion Rate in effect immediately prior to the end of the valuation period (as defined below);

CR1 = the Fixed Conversion Rate in effect immediately after the end of the valuation period;

FMV0 = the average of the Daily VWAP of the Capital Stock or similar equity interest distributed to holders of Common Shares applicable to one Common Share over the first 10 consecutive Trading Day period after, and including, the ex-dividend date of the spin-off (the “valuation period”); and

MP0 = the average of the Daily VWAP of Common Shares over the valuation period.

The adjustment to each Fixed Conversion Rate under the preceding paragraph will occur as of the close of business on the last Trading Day of the valuation period; provided that in respect of any conversion during the valuation period, references above to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the ex-dividend date for such spin-off and the date of conversion in determining the applicable Fixed Conversion Rate.

(d)	If the Issuer pays any cash dividend or distribution made to all or substantially all holders of its Common Shares, each Fixed Conversion Rate will be increased based on the following formula:

CR1 = CR0 ×	SP0
SP0 – C

where,

CR0 = the Fixed Conversion Rate in effect immediately prior to 5:00 P.M., New York City time, on the record date for such dividend or distribution;

CR1 = the Fixed Conversion Rate in effect immediately after 5:00 P.M., New York City time, on the record date for such dividend or distribution;

SP0 = the current market price of Common Shares on the ex-dividend date for such dividend or distribution;

C = the aggregate amount of cash per share the Issuer distributes to holders of its Common Shares.

For purposes of the calculation contained in this Section 11.01(d), any distribution paid in a currency other than U.S. dollars shall be converted into U.S. dollars at the “prevailing rate” on the record date fixed for such distribution. The “prevailing rate” means (i) in respect of any pair of currencies (of which neither is euro) on any calendar day, the spot rate of exchange between the relevant currencies prevailing as at or about 12 noon (London time) on that date as appearing on or derived from the Relevant Page; or (ii) in respect of any pair of currencies of which one is euro and any other currency on any day, the European Central Bank reference rate for such pair of currencies on that day as appearing on or derived from the “relevant page.” “Relevant page” means the relevant page on Bloomberg or such other information service provider that displays the relevant information.

If such a rate cannot be determined as aforesaid, the prevailing rate shall be determined mutatis mutandis but with respect to the immediately preceding day on which such rate can be so determined or if such rate cannot be so determined by reference to the relevant page, the rate determined in such other manner as our board of directors shall consider in good faith appropriate.

Any increase made under this Section 11.01(d) shall become effective immediately after 5:00 P.M., New York City time, on the record date for such dividend or distribution. If such dividend or distribution is not so paid, each Fixed Conversion Rate shall be decreased, effective as of the date the Issuer’s board of directors determines not to make or pay such dividend or distribution, to the applicable Fixed Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(e)	If the Issuer or any of its Subsidiaries make a payment in respect of a tender offer or exchange offer for Common Shares and if and solely to the extent the cash and value of any other consideration included in the payment per share of Common Shares exceeds the average of the Daily VWAP of Common Shares over the first consecutive 10 Trading Day period after, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “expiration date”), each Fixed Conversion Rate will be increased based on the following formula:

CR1 = CR0 ×	AC + (SP1 × OS1)
OS0 × SP1

where,

CR0 = the Fixed Conversion Rate in effect immediately prior to the close of business on the 10th consecutive Trading Day immediately following, and including, the Trading Day next succeeding the expiration date;

CR1 = the Fixed Conversion Rate in effect immediately after the close of business on the 10th consecutive Trading Day immediately following, and including, the Trading Day next succeeding the expiration date;

AC = the aggregate value of all cash and any other consideration (as determined by the Issuer’s board of directors) paid or payable for Common Shares purchased in such tender or exchange offer;

OS0 = the number of Common Shares outstanding immediately prior to the expiration date;

OS1 = the number of Common Shares outstanding immediately after the expiration date (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1 = the average of the Daily VWAP of Common Shares over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the expiration date.

The adjustment to the Fixed Conversion Rate under the preceding paragraph will occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the expiration date; provided that in respect of any conversion within 10 Trading Days immediately following, and including, the expiration date, references to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the expiration date and the conversion date in determining the applicable Fixed Conversion Rate.

Section 11.02. Application of Adjustments.

(a)	Whenever any provision of this Indenture requires the Calculation Agent to calculate the current market price, the Daily VWAPs of the Common Shares, the Applicable Market Value of the Common Shares or the applicable Fixed Conversion Rate over a span of multiple days (including, but not limited to, for purposes of determining the number of Common Shares due upon a conversion pursuant to Section 3.01 at the Mandatory Conversion Date, the Underlying Common Shares in connection with a Spin-Off and the Common Share Price for purposes of a Fundamental Change or Accelerated Mandatory Conversion Event), the Issuer’s board of directors, in consultation with the Calculation Agent, will make appropriate adjustments to account for any adjustment to the Fixed Conversion Rates that becomes effective, or any event requiring an adjustment to the Fixed Conversion Rates where the ex-dividend date of the event occurs, at any time during the period when the current market price, the Daily VWAPs, the Applicable Market Value or the applicable Fixed Conversion Rate are to be calculated.

(b)	In the event of: (i) any subdivision or split of the outstanding Common Shares, (ii) any distribution of additional stock to holders of Common Shares, and (iii) any combination of the outstanding Common Shares into a smaller number of Common Shares, the Issuer will adjust the Fixed Conversion Rates of the Securities in effect immediately before the event triggering the adjustment so that the Holders of the Securities will be entitled to receive, upon conversion, the number of Common Shares that they would have owned or been entitled to receive immediately following this event had the Securities been exchanged for the corresponding Common Shares, as calculated by the Calculation Agent, immediately before this event or any record date with respect to it.

(c)	If the Common Shares cease to be listed on the NYSE (and are not at that time listed on another United States or European securities exchange), all references in this Indenture to the Common Shares relative to the terms of the Securities will be deemed to have been replaced by a reference to: (i) the number of Common Shares represented by the Common Shares on the last day on which the Common Shares were traded on the NYSE (or another United States or European securities exchange), or (ii) as adjusted, pursuant to the adjustment provisions above, for any other property the Common Shares represented as if the other property had been distributed to holders of the Common Shares on that day.

(d)

Adjustments to the Fixed Conversion Rates including for purposes of determining the number of Underlying Common Shares (as defined below) in connection with a Spin-Off will be calculated by the Issuer to the nearest 1/10,000th of a Common Share. Prior to the earlier of the Mandatory Conversion Date and the date of a Fundamental Change or Accelerated Mandatory Conversion Event, no adjustment in the Fixed Conversion Rates will be required unless the adjustment would require an increase or decrease of at least one percent in a Fixed Conversion Rate. If any adjustment is not required to be made because it would not change a Fixed

Conversion Rate by at least one percent, then the adjustment will be carried forward and taken into account in any subsequent adjustment; provided, however, that on the earliest of the 25th Scheduled Trading Day immediately preceding the Mandatory Conversion Date, the date of a Fundamental Change, the date of an Accelerated Mandatory Conversion Event, or the date of any early conversion (whether at the Issuer’s option in accordance with Section 3.02 or at the Holder’s option in accordance with Section 3.03), adjustments to the Fixed Conversion Rates will be made with respect to any such adjustment carried forward and which has not been taken into account before such date.

(e)	Fixed Conversion Rates will not be adjusted: (i) upon the issuance of any Common Shares pursuant to any present or future plan providing for the reinvestment of dividends or coupons payable on the Issuer’s securities and the investment of additional optional amounts in Common Shares under any plan; (ii) upon the issuance of any Common Shares or rights, options or warrants to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Issuer or any of its Subsidiaries; (iii) upon the issuance of any Common Shares pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the bonds were first issued; (iv) upon the issuance, offering, exercise, allocation, appropriation, modification or grant of any Common Shares or other securities to, or for the benefit of, employees, former employees or directors (including directors holding or formerly holding executive office or the personal service company of any such person) or their spouses or relatives, in each case, of the Issuer or any of its Subsidiaries or Affiliates or for the benefit of, any trustee or trustees for the benefit of any such person, in any such case pursuant to any employees’ option plan, arrangement or scheme; (v) for a change solely in the par value of Common Shares; (vi) for accrued and unpaid coupon payments, if any; or (vii) for a Spin-Off.

(f)	If an adjustment is made to the Fixed Conversion Rates, an inversely proportional adjustment also will be made to the Threshold Appreciation Price and the Initial Price, solely for the purpose of determining which clauses of Section 3.01(b) will apply. Any such adjustment will be rounded to the nearest $0.0001 (or, if there is not a nearest $0.0001, to the next higher $0.0001) in the case of any such adjustment.

(g)	The Issuer will have the power to correct any error in the adjustments as set forth in this Article 11, and, absent manifest error, its action in so doing, as evidenced by a resolution of its board of directors or authorized committee thereof delivered to the Trustee, will be final and conclusive.

Section 11.03. Notice of Adjustment.

Whenever the Fixed Conversion Rates (and, with respect to a Mandatory Early Conversion or Fundamental Change Conversion, the Common Share Prices set forth in the table included in the definition of Early Conversion Rate) are to be adjusted the Issuer shall: (i) request the Calculation Agent to compute such adjusted Fixed Conversion Rates and Common Share Prices set forth in the table included in the definition of Early Conversion Rate, and prepare and transmit to the Trustee and Conversion Agent an Officer’s Certificate setting forth such adjusted Fixed Conversion Rates and Common Share Prices, as applicable, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based; (ii) as soon as practicable following the occurrence of an event that requires an adjustment to a Fixed Conversion Rates and the Common Share Prices (or if the Issuer is not aware of such occurrence, as soon as practicable after becoming so aware), provide, or cause to be provided, a written notice to the Trustee, Conversion Agent and Holders of the Securities of the occurrence of such event; and (iii) as soon as practicable following the determination of a revised Fixed Conversion Rates and Common Share Prices, provide, or cause to be provided, to the Trustee, Conversion Agent and Holders of the Securities a statement setting forth in reasonable detail the method by which the adjustment to such Fixed Conversion Rates and the Common Share Prices, as applicable, was determined and setting forth such revised Fixed Conversion Rates and Common Share Prices, as applicable.

Section 11.04. Conversions After Reclassifications, Consolidations, Mergers and Certain Sales of Assets.

(a)	In the event of:

(i)	any recapitalization, reclassification or change of Common Shares (other than changes only in par value, conversion of Common Shares of par value into Common Shares of no par value or resulting from a subdivision or combination);

(ii)	any consolidation or merger of the Issuer with or into another Person;

(iii)	any sale, transfer, lease or conveyance to another Person of all or substantially all the property and assets of the Issuer and its Subsidiaries; or

(iv)	any statutory exchange of the Issuer’s securities with another Person (other than in connection with a merger or acquisition), any reclassification or any binding share exchange which reclassifies or changes the outstanding Common Shares;

in each case, as a result of which Common Shares are exchanged for, or converted into, other securities, property or assets (any such event, a “reorganization event”), then, at and after the effective time of such reorganization event, each Security outstanding immediately prior to such reorganization event will, without the consent of the Holders of the Securities, become convertible into the kind and amount of such other securities, property or assets that holders of Common Shares received in such reorganization event (the “exchange property”); provided that if the kind and amount of exchange property receivable upon such reorganization event is not the same for each Common Share held immediately prior to such reorganization event by a person, then the exchange property receivable upon such reorganization event will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Shares that affirmatively make an election (or of all such holders if none makes an election). If a date of conversion follows a reorganization event, the applicable Fixed Conversion Rate then in effect will be applied to the amount of such exchange property received per Common Share in the reorganization event (a “unit of exchange property”), as determined in accordance with this Section 11.04(a). For the purpose of determining which clauses of Section 3.01(b) will apply and for the purpose of calculating the conversion rate if Section 3.01(b)(ii) is applicable, the value of a unit of exchange property will be determined in good faith by the Board of Directors of the Issuer, except that if a unit of exchange property includes ordinary shares or shares of common stock that are traded on a United States or European securities exchange, the value of such ordinary shares or common stock will be the Daily VWAP of such security on the relevant Trading Day.

(b)	Section 11.04 (a) above shall similarly apply to successive reorganization events and the provisions of this Article 11 shall apply to any shares of Capital Stock of the Issuer (or any successor) received by the holders of the Common Shares in any such reorganization event.

(c)	The Issuer (or any of its successors) will, as soon as reasonably practicable (but in any event within 10 days) after the occurrence of any reorganization event, provide written notice to the Trustee, Conversion Agent and Holders of such occurrence of such event and of the kind and amount of the cash, securities or other property that constitute the exchange property. Failure to deliver such notice will not affect the operation of this Section 11.04.

ARTICLE 12

SPIN-OFF RELATED ADJUSTMENTS

Section 12.01. Notice of a Spin-Off.

The Issuer shall give written notice of any Spin-Off to the Trustee, the Conversion Agent and Holders on or prior to the date that is 15 Scheduled Trading Days prior to the Measurement Date, with such notice containing the following information: (i) the beginning of the 10 consecutive Trading Day period for purposes of determining the number of Underlying Common Shares in accordance with Section 12.02; (ii) the Measurement Date; (iii) the scheduled Spin-Off announcement date; and (iv) the effective date of such Spin-Off.

Section 12.02. Delivery of SpinCo Shares.

In lieu of any other adjustment pursuant to Article 11, the Issuer shall, following the Spin-Off Effective Date, deliver no later than the same Trading Day that SpinCo Shares are delivered to holders of Common Shares, a number of SpinCo Shares which shall be based upon a Spin-Off Ratio applied to the number of “Underlying Common Shares”. The number of Underlying Common Shares shall be calculated by the Calculation Agent by applying the conversion rates that would apply upon a mandatory conversion in accordance with Section 3.01 (assuming the Measurement Date were the Mandatory Conversion Date), with the Applicable Market Value based on the average of the Daily VWAPs of the Common Shares during the 10 consecutive Trading Day period immediately prior to the Measurement Date.

No fractional SpinCo Shares will be delivered to Holders of Securities upon a Spin-Off. In lieu of any fractional SpinCo Shares otherwise deliverable in respect of a Spin-Off, holders will be entitled to receive an amount of cash (calculated by the Calculation Agent and computed to the nearest cent, or, if there is not a nearest cent, to the next highest cent) equal to the same fraction of the Daily VWAP of the SpinCo Shares on the first Trading Day of the Spin-Off Valuation Period, provided that the number of SpinCo Shares to be delivered and any entitlement to a cash amount in lieu of fractional entitlements shall be on the basis of the aggregate notional amount of the Securities held. For the avoidance of doubt, in connection with any Spin-Off occurring after the Mandatory Conversion Date, notwithstanding the foregoing, such cash in lieu of fractional shares shall be paid as soon as practicable following the first Trading Day in the Spin-Off Valuation Period. The Issuer will set a record date for the Spin-Off such that a Holder that holds Securities through the Mandatory Conversion Date will participate in the Spin-Off and receive SpinCo Shares either as a Holder of Securities or as a holder of Common Shares.

Section 12.03. Adjustments to Initial Price, Threshold Appreciation Price and Stated Amount.

(a)	Following any Spin-Off, the Initial Price, the Threshold Appreciation Price and the Stated Amount will be adjusted, with such adjustments calculated by the Calculation Agent. Each of the Initial Price, the Threshold Appreciation Price and the Stated Amount in effect immediately prior to 5:00 P.M., New York City time, on the Spin-Off Effective Date will be multiplied by a fraction the numerator of which is equal to the average of the Daily VWAPs of the Common Shares over the Spin-Off Valuation Period and the denominator of which is equal to (i) the average of the Daily VWAPs of the Common Shares over the Spin-Off Valuation Period, plus (ii) the average of the Daily VWAPs of the SpinCo Shares over the Spin-Off Valuation Period, multiplied by the Spin-Off Ratio.

(b)	Any adjustment to the Initial Price, the Threshold Appreciation Price and the Stated Amount made pursuant to a Spin-Off will become effective immediately after 5:00 P.M., New York City time, on the last Scheduled Trading Day of the Spin-Off Valuation Period; provided that if any date for determining the number of SpinCo Shares deliverable to a Holder occurs during the Spin-Off Valuation Period, references in the definition of “Spin-Off Valuation Period” to 10 Trading Days will, for the purpose of such issue, be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the effective date of a Spin-Off to, and including, such determination date for purposes of determining the Initial Price, the Threshold Appreciation Price and the Stated Amount. The Initial Price, the Threshold Appreciation Price and the Stated Amount will be rounded to the nearest $0.0001 in case of any such adjustment.

Section 12.04. Notice of Adjustment.

Whenever the Initial Price, the Threshold Appreciation Price and the Stated Amount (and, with respect to a Mandatory Early Conversion or Fundamental Change Conversion, the Common Share Prices set forth in the table included in the definition of Early Conversion Rate) are to be adjusted the Issuer shall: (i) request that the Calculation Agent compute such adjusted Initial Price, Threshold Appreciation Price, Stated Amount and Common Share Prices set forth in the table included in the definition of “Early Conversion Rate,” and prepare and transmit to the Trustee and the Conversion Agent an Officer’s Certificate setting forth such adjusted Initial Price, the Threshold Appreciation Price, Stated Amount and Common Share Prices, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based; (ii) as soon as practicable following the occurrence of an event that requires an adjustment to the Initial Price, the Threshold Appreciation Price, Stated Amount and Common Share Prices, provide, or cause to be provided, a written notice to the Trustee, Conversion Agent and Holders of the Securities of the occurrence of such event; and (iii) as soon as practicable following the determination of a revised Initial Price, Threshold Appreciation Price, Stated Amount and Common Share Prices, provide, or cause to be provided, to the Trustee, Conversion Agent and Holders of the Securities a statement setting forth in reasonable detail the method by which the adjustment to such Initial Price, Threshold Appreciation Price, Stated Amount and Common Share Prices was determined and setting forth such revised Initial Price, Threshold Appreciation Price, Stated Amount and Common Share Prices.

ARTICLE 13

MISCELLANEOUS

Section 13.01. Trust Indenture Act Controls.

If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 13.02. Notices.

Any notice or communication by the Issuer, the Trustee any Conversion Agent or any Paying Agent to the others is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), fax or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuer:

Fiat Chrysler Automobiles N.V.

25 St. James’ Street

London SW1A 1HG

United Kingdom

Fax No.: +44 (0)207 724 2829

Attention: Richard K. Palmer

If to the Trustee:

The Bank of New York Mellon

101 Barclay Street, Floor 7W

New York, NY 10286

Fax No.: 212-815-5595

Attention: Corporate Trust Administration

The Issuer, the Trustee, Conversion Agent or any Paying Agent, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; when receipt acknowledged, if faxed; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. Any notice or communication to a Holder shall be mailed by first-class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar or as per the policies and procedures of the Depositary, as applicable. Any notice or communication shall also be so mailed to any Person described in Trust Indenture Act Section 313(c), to the extent required by the Trust Indenture Act. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuer delivers a notice or communication to Holders, it shall deliver a copy to the Trustee and each Agent at the same time.

If the parties hereto send e-mail notices or communications to the Trustee or any Agent via any nonsecure method of transmission or communication, including without limitation by facsimile or email, in no event shall the Trustee or such Agent, as applicable, be liable for any and all claims, losses, liabilities, damages, costs, expenses and judgments (including legal fees and expenses) arising to it from receiving or transmitting any data from the Issuer, or its Authorized Person via any non-secure method of transmission or communication, such as, but without limitation, by facsimile or email.

The Issuer accepts that some methods of communication are not secure, and neither the Trustee nor any Agent shall incur liability for receiving Instructions via any such non-secure method. Each of the Trustee and each Agent is authorized to comply with and rely upon any such notice, Instructions or other communications believed by it to have been sent by an Authorized Person. The Issuer shall use all reasonable endeavors to ensure that Instructions transmitted to the Trustee or any Agent pursuant to this Indenture are completed and correct. Any Instructions shall be conclusively deemed to be valid instructions from the Issuer to the Trustee or the applicable Agent for the purposes of this Indenture.

Section 13.03. Communication by Holders of Securities with Other Holders of Securities.

The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act. Every Holder of Securities, by receiving and holding the same, agrees with the Issuer and the Trustee that neither the Issuer nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

Section 13.04. Certificate and Opinion of Counsel as to Conditions Precedent.

Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee an Officer’s Certificate and Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied.

Section 13.05. Statements Required in Certificate.

Each certificate with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Trust Indenture Act Section 314(a)(4)) shall comply with the provisions of Trust Indenture Act Section 314(e) and shall include:

(a)	a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)	a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)	a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)	a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 13.06. Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar, Conversion Agent or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.07. No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator or stockholder of the Issuer or any of its Subsidiaries shall have any liability for any obligations of the Issuer under the Securities or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting Securities waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

Section 13.08. Governing Law.

THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 13.09. Waiver of Jury Trial.

EACH OF THE ISSUER, THE HOLDERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 13.10. Successors.

All covenants and agreements of the Issuer in this Indenture and the Securities shall bind its successors, whether so expressed or not. All agreements of the Trustee in this Indenture shall bind its successors.

Section 13.11. Separability Clause.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.12. Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 13.13. Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 13.14. Qualification of Indenture.

The Issuer shall qualify this Indenture under the Trust Indenture Act and shall pay all reasonable costs and expenses (including attorneys’ fees and expenses for the Issuer and the

Trustee) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Securities and printing this Indenture and the Securities. The Trustee shall be entitled to receive from the Issuer any such Officer’s Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the Trust Indenture Act.

Section 13.15. Currency of Account; Conversion of Currency; Foreign Exchange Restrictions.

(a)	U.S. dollars are the sole currency of account and payment for all sums payable by the Issuer under or in connection with the Securities, or this Indenture, including damages related thereto. Any amount received or recovered in a currency other than U.S. dollars by the Trustee or a Holder of Securities (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer or otherwise) in respect of any sum expressed to be due to it from the Issuer shall only constitute a discharge to the Issuer to the extent of the U.S. dollar, as the case may be, which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. dollar is less than the U.S. dollar expressed to be due to the recipient under the Securities, the Issuer shall indemnify it against any loss sustained by it as a result as set forth in Section 13.15(b). In any event, the Issuer shall indemnify the recipient against the cost of making any such purchase. For the purposes of this Section 13.15, it will be sufficient for the Trustee or Holder of a Security to certify in a satisfactory manner (indicating sources of information used) that it would have suffered a loss had an actual purchase of U.S. dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. dollars on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). The indemnities set forth in this Section 13.15 constitute separate and independent obligations from other obligations of the Issuer, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Holder of the Securities and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under the Securities.

(b)	The Issuer covenants and agrees that the following provisions shall apply to conversion of currency in the case of the Securities and this Indenture:

(1) (A) If for the purpose of obtaining judgment in, or enforcing the judgment of, any court in any country, it becomes necessary to convert into a currency (the “Judgment Currency”) an amount due in any other currency (the “Base Currency”), then the conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which the judgment is given or the order of enforcement is made, as the case may be (unless a court shall otherwise determine).

(B) If there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given or an order of enforcement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, the Issuer will pay such additional (or, as the case may be, such lesser) amount, if any, as may be necessary so that the amount paid in the Judgment Currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount in the Base Currency originally due.

(2) In the event of the winding-up of the Issuer at any time while any amount or damages owing under the Securities and this Indenture, or any judgment or order rendered in respect thereof, shall remain outstanding, the Issuer shall indemnify and hold the Holders and the Trustee harmless against any deficiency arising or resulting from any variation in rates of exchange between (i) the date as of which the applicable currency equivalent of the amount due or contingently due under the Securities, this Indenture (other than under this subsection (b)(2)) is calculated for the purposes of such winding-up and (ii) the final date for the filing of proofs of claim in such winding-up. For the purpose of this subsection (b)(2), the final date for the filing of proofs of claim in the winding-up of the Issuer shall be the date fixed by the liquidator or otherwise in accordance with the relevant provisions of applicable law as being the latest practicable date as at which liabilities of the Issuer may be ascertained for such winding-up prior to payment by the liquidator or otherwise in respect thereto.

(c)	The obligations contained in subsections (a), (b)(1)(B) and (b)(2) of this Section 13.15 shall constitute separate and independent obligations from the other obligations of the Issuer under this Indenture, shall give rise to separate and independent causes of action against the Issuer, shall apply irrespective of any waiver or extension granted by any Holder or the Trustee or either of them from time to time and shall continue in full force and effect notwithstanding any judgment or order or the filing of any proof of claim in the winding-up of the Issuer for a liquidated sum in respect of amounts due hereunder (other than under subsection (b)(2) above) or under any such judgment or order. Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Holders or the Trustee, as the case may be, and no proof or evidence of any actual loss shall be required by the Issuer or the liquidator or otherwise or any of them. In the case of subsection (b)(2) above, the amount of such deficiency shall not be deemed to be reduced by any variation in rates of exchange occurring between the said final date and the date of any liquidating distribution.

(d)	The term “rate(s) of exchange” shall mean the rate of exchange quoted by Reuters at 10:00 a.m. (New York City time) for spot purchases of the Base Currency with the Judgment Currency other than the Base Currency referred to in subsections (b)(1) and (b)(2) above and includes any premiums and costs of exchange payable.

Section 13.16. Agent for Service; Submission to Jurisdiction; Waiver of Immunity.

(a)	By the execution and delivery of this Indenture, the Issuer (A) acknowledges that it will, by separate written instrument, designate and appoint Fiat Finance North America, 7 Times Square, Suite 4306, New York, NY 10036 (“FFNA”) (and any successor entity) as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Indenture that may be instituted in any Federal or state court in the State of New York, New York County or brought under Federal or state securities laws, and acknowledge that FFNA will accept such designation, (B) submits itself and its property to the non-exclusive jurisdiction of any such court in any such suit or proceeding, (C) consent that any such proceeding may be brought in any such court and any objection that it may now or hereafter have to the venue of any such proceeding in any such court or that such proceeding was brought in any inconvenient court and agrees not to plead or claim the same, (D) agrees not to dispute that such service of process upon FFNA and written notice of said service to the Issuer in accordance with Section 13.02 will be in every respect effective service of process upon the Issuer in any such suit or proceeding and (E) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

(b)	To the extent that the Issuer may be entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to or arising out of this Indenture, to claim for itself or its revenues, assets or properties immunity (whether by reason of sovereignty or otherwise) from suit, from the jurisdiction of any court (including but not limited to any court of the United States of America or the State of New York), from attachment prior to judgment, from setoff, from execution of a judgment or from any other legal process, and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), the Issuer hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the extent permitted by law.

Section 13.17. Taxes.

Except as expressly provided herein, the Issuer shall pay any and all documentary, stamp, transfer or similar taxes that may be payable in respect of the issue and delivery or transfer and delivery of Common Shares (or other securities) pursuant hereto; provided, however, that the Issuer shall not be required to pay any such tax (i) which may be payable in respect of any issue or transfer involved in the delivery of Common Shares (or other securities) in a name other than that in which the Securities so exchanged were registered or (ii) for which the Holder or the beneficial owner of the Securities or any person acting as nominee for the beneficial owner in respect of the Securities is primarily liable and (a) is not imposed by a Taxing Jurisdiction or the United States or (b) is imposed by a Taxing Jurisdiction and is only payable because a type of connection exists between the Holder or the beneficial owner of the Securities or any person acting as nominee for the beneficial owner in respect of the Securities and a Taxing Jurisdiction other than a connection related solely to purchase or ownership of the Securities, and in a case where the Issuer is liable for such tax as a matter of law (or would be so liable if such tax was not paid by the Holder) no such issuer or transfer or delivery shall be made unless and until the Holder requesting such issue or transfer has, on demand by the Issuer, paid to the Issuer the amount of any such tax, or has established, to the reasonable satisfaction of the Issuer, that such tax has been paid.

[Signatures on following page]

FIAT CHRYSLER AUTOMOBILES N.V.

By:
Name:
Title:

THE BANK OF NEW YORK MELLON, as Trustee

By:
Name:
Title:

EXHIBIT A

[Face of Security]

[Insert the Global Security Legend, if applicable pursuant to the provisions of the Indenture]

CUSIP [—]

ISIN [—]

GLOBAL SECURITY

representing up to

$

% Mandatory Convertible Securities due 2016

No.	$[ ]

FIAT CHRYSLER AUTOMOBILES N.V.

promise to pay to CEDE & CO. or registered assigns, the notional amount [set forth on the Schedule of Exchanges of Interests in the Global Security attached hereto] [of                      United States Dollars] on             , 2016.

Coupon Payment Date:                     .

Record Date:                     .

IN WITNESS HEREOF, the Issuer has caused this instrument to be duly executed.

Dated:             , 2014

FIAT CHRYSLER AUTOMOBILES N.V.

By:
Name:
Title:

This is one of the Securities referred to in the within-mentioned Indenture:

Date of authentication:

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

[Back of Security]

% Mandatory Convertible Securities due 2016

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. COUPONS. Fiat Chrysler Automobiles N.V., a Dutch public company with limited liability (naamloze vennootschap) incorporated under Dutch law, promises to pay coupons on the notional amount of this Security at     % per annum from             , 20141 until the Mandatory Conversion Date. The Issuer will pay coupon payments annually in arrears on             of each year, or if any such day is not a Business Day, on the next succeeding Business Day (a “Coupon Payment Date”). Coupon payments on the Securities will accrue from the most recent date to which coupons have been paid or, if no coupons have been paid, from the date of issuance; provided that the first Coupon Payment Date shall be             , 2015.2 Coupon payments will be computed on the basis of a 360-day year comprised of twelve 30-day months. The Issuer may at its sole discretion elect to defer any coupons to be paid on any of the Coupon Payment Dates, and may extend any period in which any coupon payment has been so deferred (a “Deferral Period”) at any time or from time to time, provided, that (i) written notice is given as provided in the Indenture, (ii) Deferral Periods shall end no later than the Mandatory Conversion Date, and (iii) any Deferral Period shall end on a Coupon Payment Date or the Mandatory Conversion Date. During any Deferral Period, coupons shall continue to accrue, and at the end of a Deferral Period the Issuer shall pay all Deferred Coupon Payments then accrued and unpaid, together with coupons on the accrued and unpaid Deferred Coupon Payments, to the extent permitted by applicable law, at a rate equal to     % calculated on the basis of a 360-day year of twelve 30-day months. In the event the Issuer is required to pay Deferred Coupon Payments, the Issuer will provide written notice to the Trustee of the Issuer’s obligation to pay Deferred Coupon Payments no later than 15 days prior to the next Coupon Payment Date, which notice shall set forth the amount of the Deferred Coupon Payments to be paid by the Issuer. The Trustee shall not at any time be under any duty or responsibility to any Holders to determine whether the Deferred Coupon Payments is payable and/or the amount thereof.

2. METHOD OF PAYMENT. The Issuer will pay coupon payments on the Securities (including Deferred Coupon Payments) to the Persons who are registered Holders of Securities at the close of business on              (whether or not a Business Day), next preceding the Coupon Payment Date, even if such Securities are canceled after such record date and on or before such Coupon Payment Date. Unless payable in Common Shares as provided in Sections 3.01 and 3.03 of the Indenture, Payment of coupons and Deferred Coupon Payments, if payable in cash, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, provided that payment by wire transfer of immediately available funds will be required with respect to the notional amount of and coupon payments (including Deferred Coupon Payments) and premium on, all Global Securities and all other Securities the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

[1]	With respect to the Initial Securities.
[2]	With respect to the Initial Securities.

3. PAYING AGENT, CONVERSION AGENT AND REGISTRAR. Initially, The Bank of New York Mellon will act as Paying Agent, Conversion Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to the Holders. The Issuer or any of its Subsidiaries may act in any such capacity.

4. INDENTURE. The Issuer issued the Securities under an Indenture, dated as of December     , 2014 (the “Indenture”), between the Issuer and the Trustee. This Security is one of a duly authorized issue of securities of the Issuer designated as its     % Mandatory Convertible Securities due 2016. The Issuer shall be entitled to issue Additional Securities pursuant to Section 2.01 of the Indenture. The Securities issued under the Indenture are separate series of Securities, but shall be treated as a single class of securities under the Indenture, unless otherwise specified in the Indenture. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Securities are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5. MANDATORY CONVERSION. The Securities shall, subject to certain conditions set forth in the Indenture, automatically convert on the Mandatory Conversion Date into Common Shares as provided in Section 3.01(b) of the Indenture. In addition to the Common Shares issuable upon conversion of each Security on the Mandatory Conversion Date, Holders of Securities will have the right to receive on the Mandatory Conversion Date an amount equal to (i) any Deferred Coupon Payments to, but excluding, the Coupon Payment Date preceding the Mandatory Conversion Date; and (ii) all accrued and unpaid coupon payments on the Securities (including any Deferred Coupon Payments) to, but excluding, the Mandatory Conversion Date.

6. OPTIONAL CONVERSION.

(a)	The Issuer shall have the right to convert the Securities, in whole but not in part, at any time (other than the period from the date that is 30 calendar days prior to the Spin-Off Effective Date to the 10th Trading Day following the Spin-Off Effective Date (both dates inclusive)) from the Initial Issue Date until the 25th Scheduled Trading Day immediately preceding the Mandatory Conversion Date at the Maximum Conversion Rate, subject to adjustment as described under Article 11 of the Indenture. Upon Mandatory Early Conversion, in addition to the number of Common Shares issuable upon conversion, each Holder shall have the right to receive an amount in cash equal to (i) any Deferred Coupon Payments to, but excluding, the Coupon Payment Date preceding the date of conversion, (ii) accrued and unpaid coupon payments from such preceding Coupon Payment Date to, but excluding, the date of the early conversion and (iii) the present value of all remaining coupon payments on the Securities, including the coupon payment due on the Mandatory Conversion Date (but excluding any accrued and unpaid coupon payments to the relevant conversion date), payable in cash and calculated using a discount rate equal to the Treasury Yield plus 50 basis points.

(b)	Holders of the Securities shall have the right to convert each of their Securities at any time (other than the period from the date that is 30 calendar days prior to the Spin-Off Effective Date to the 10th Trading Day following the Spin-Off Effective Date (both dates inclusive)) from the Initial Issue Date until the 25th Scheduled Trading Day immediately preceding the Mandatory Conversion Date at the Minimum Conversion Rate, subject to adjustment as described under Article 11 of the Indenture. In addition to the number of Common Shares issuable upon conversion, a Holder who elects to convert Securities early shall have the right to receive an amount equal to any Deferred Coupon Payments to, but excluding, the Coupon Payment Date preceding the date of conversion.

(c)	If a Fundamental Change occurs at any time after the Initial Issue Date up to, and including, the 25th Scheduled Trading Day immediately preceding the Mandatory Conversion Date, then Holders shall be permitted to convert each of their Securities at any time (other than the period from the date that is 30 calendar days prior to the Spin-Off Effective Date to the 10th Trading Day following the Spin-Off Effective Date (both dates inclusive)) during the period beginning on the Fundamental Change Effective Date and ending on, but excluding, the earlier of the Mandatory Conversion Date and the date that is 20 calendar days after the Fundamental Change Effective Date at the Early Conversion Rate. Notwithstanding the foregoing, if a Fundamental Change occurs within the period from the date that is 30 calendar days prior to the Spin-Off Effective Date to the 10th Trading Day following the Spin-Off Effective Date (both dates inclusive), the Holders’ right to convert their Securities shall be extended to 20 Trading Days following the Spin-Off Effective Date. Upon a Fundamental Change Conversion, in addition to the number of Common Shares issuable upon conversion, each Holder who elects to convert Securities early pursuant to Section 3.03(a) of the Indenture shall have the right to receive an amount in cash equal to (i) any Deferred Coupon Payments to, but excluding, the Coupon Payment Date preceding the date of conversion, (ii) accrued and unpaid coupon payments from such preceding Coupon Payment Date to, but excluding, the date of the early conversion and (iii) the present value of all remaining coupon payments on the Securities, including the coupon payment due on the Mandatory Conversion Date (but excluding any accrued and unpaid coupon payments to the relevant conversion date), payable in cash and calculated using a discount rate equal to the Treasury Yield plus 50 basis points.

(d)

If an Accelerated Mandatory Conversion Event occurs at any time prior to the 25th Scheduled Trading Day immediately preceding the Mandatory Conversion Date, the Securities will be mandatorily converted on the Accelerated Mandatory Conversion Date at the Early Conversion Rate. Upon early conversion upon an Accelerated Mandatory Conversion Event, in addition to the number of Common Shares issuable upon conversion, each Holder shall have the right to receive an amount in cash equal to (i) any Deferred Coupon Payments to, but excluding, the

Coupon Payment Date preceding the date of conversion, (ii) accrued and unpaid coupon payments from such preceding Coupon Payment Date to, but excluding, the date of the early conversion and (iii) the present value of all remaining coupon payments on the Securities, including the coupon payment due on the Mandatory Conversion Date (but excluding any accrued and unpaid coupon payments to the relevant conversion date), payable in cash and calculated using a discount rate equal to the Treasury Yield plus 50 basis points.

7. DENOMINATIONS, TRANSFER, EXCHANGE. The Securities are in registered form in denominations of $100 each. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.

8. PERSONS DEEMED OWNERS. The registered Holder of a Security may be treated as its owner for all purposes.

9. AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture or the Securities may be amended or supplemented as provided in the Indenture.

10. REMEDIES. If an Enforcement Event occurs, the Securities will convert at the Maximum Conversion Rate, subject to adjustment as set forth in Article 11 of the Indenture. In addition to the number of Common Shares issuable upon such conversion, each Holder will have the right to receive an amount payable in cash equal to any Deferred Coupon Payments to, but excluding, the Coupon Payment Date preceding the date of the conversion, and accrued and unpaid coupon payments from such preceding Coupon Payment Date to, but excluding the date of the Enforcement Event. Holders’ claims in respect of Deferred Coupon Payments and accrued but unpaid coupon payments will be subordinated in right of payment to all of the Issuer’s existing and future Senior Obligations, if any. If in the context of any bankruptcy, insolvency or reorganization procedure, the Issuer is prevented, pursuant to applicable law and/or court order or judgment, from delivering Common Shares, then a Holder will have, in the context and subject to the relevant procedure, an unsecured and subordinated claim against the Issuer in respect of such Common Shares that the Issuer is unable to deliver. Any such claim shall equal the amount, if any, as would have been payable to such Holder if, throughout such bankruptcy, insolvency or reorganization, such Holder were the holder of a number of Common Shares equal to the Maximum Conversion Rate in effect immediately prior to the relevant acceleration. Therefore, to the extent that the Issuer fails to deliver Common Shares to Holders upon its bankruptcy, dissolution or liquidation, Holders will only receive payment to the extent holders of the Common Shares make any recovery.

11. AUTHENTICATION. This Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

12. GOVERNING LAW. THE SECURITIES AND THE INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

13. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Securities. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of conversion and reliance may be placed only on the other identification numbers placed thereon.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Issuer at the following address:

Fiat Chrysler Automobiles N.V.

25 St. James’ Street

London SW1A 1HG

United Kingdom

Fax No.: +44 (0)207 724 2829

Attention: Richard K. Palmer

14. SUBORDINATION. The payment of coupon payments (including any Deferred Coupon Payments and Additional Amounts) on and any make-whole or present value payment in respect of each and all of the Securities are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all amounts then due and payable in respect of all future Senior Obligations of the Issuer to the extent and in the manner provided in the Indenture.

ASSIGNMENT FORM

To assign this Security, fill in the form below:

(I) or (we) assign and transfer this Security to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Security on the books of the Issuer. The agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Security)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY3

The initial outstanding notional amount of this Global Security is $        . The following exchanges of a part of this Global Security for an interest in another Global Security or for a Definitive Security, or exchanges of a part of another Global or Definitive Security for an interest in this Global Security, have been made:

Date of Decrease/Increase	Decrease in Notional Amount	Increase in Notional Amount	Total Notional Amount Following such Decrease/ Increase	Notation Made by or on Behalf of Trustee

[3]	This schedule should be included only if the Bond is issued in global form.

EXHIBIT B

FORM OF OPTIONAL EARLY CONVERSION NOTICE

Fiat Chrysler Automobiles N.V.

Re:	% Mandatory Convertible Securities due 2016

CONVERSION NOTICE (CUSIP             )

Reference is hereby made to the Indenture, dated as of             , 2014 (the “Indenture”) between Fiat Chrysler Automobiles N.V., as issuer (the “Issuer”) and The Bank of New York Mellon, as trustee (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                     (the “Owner”) owns and proposes to convert the Security[(ies)] or interest in such Security[(ies)] specified herein, in the notional amount of $         in such Security[(ies)] or interests (the “Optional Early Conversion”) pursuant to Section 3.03 or Section 3.04 of the Indenture. In connection with the Optional Early Conversion, the Owner hereby certifies that, as Owner of this Security, he/she hereby irrevocably exercises the option to convert this Security, or such portion of this Security in the notional amount designated above, into the number of Common Shares at the Minimum Conversion Rate, in the case of conversion pursuant to Section 3.03, or the Early Conversion Rate, in the case of conversion pursuant to Section 3.04, in effect on the date of conversion. The Owner directs that such Common Shares (if any), any fractional shares, accrued and unpaid coupon payments (including Deferred Coupon Payments), if any, and any Securities representing any unconverted notional amount hereof, be delivered to and be registered in the name of the undersigned unless a different name has been indicated below. If the Common Shares are to be registered in the name of a Person other than the undersigned, (a) the undersigned will pay all documentary, stamp, transfer or similar taxes payable with respect thereto and (b) signature(s) must be guaranteed by an eligible guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934. The undersigned will pay all documentary, stamp, transfer or similar taxes for which it is primarily liable in respect of the issue, transfer, or delivery of the Common Shares to it (i) imposed by a jurisdiction other than a Taxing Jurisdiction or the United States or (ii) which are imposed by a Taxing Jurisdiction and are payable because a type of connection exists between the Holder or the beneficial owner of the Securities or any person acting as nominee for the beneficial owner in respect of the Securities and a Taxing Jurisdiction other than a connection related solely to purchase or ownership of the Securities. Any amount required to be paid by the undersigned on account of coupon payments accompanies these Securities.

Date:
Signature(s)

If Common Shares or Securities are to be registered in the name of a Person other than the Holder, please print such Person’s name and address:

(Name)

(Address)

Social Security or other Identification Number, if any.

[Signature Guaranteed]

If only a portion of a Definitive Security is to be converted, please indicate:

1.	Notional amount to be converted: $

2.	Notional amount and denomination of Securities representing unpurchased notional amount to be issued:

Amount: $	Denominations: $